Exhibit 10.8

EXECUTION VERSION

THIS LOAN AND SECURITY AGREEMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT AMONG COMERICA BANK, BORROWER, AND LENDER DATED AS OF JANUARY 30,  2017,  AS SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT MAY BE AMENDED, RESTATED, REPLACED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME.

LOAN AND SECURITY AGREEMENT

Dated as of January 30, 2017

by and between

ESCALATE CAPITAL PARTNERS SBIC III, LP,

as Lender

and

ACCOLADE, INC.,

as Borrower

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TABLE OF CONTENTS

(CONT’D)

Exhibits

Exhibit A	Authorization Agreement
Exhibit B	Form of Note
Exhibit C	Form of Corporate Resolutions to Borrow
Exhibit D-1	Form of Warrant
Exhibit D-2	Form of Second Amended and Restated Warrant
Exhibit E	Form of Intellectual Property Security Agreement
Exhibit F	Form of SBA Letter Agreement
Exhibit G-1	SBA Form 480
Exhibit G-2	SBA Form 652
Exhibit G-3	SBA Form 1031
Exhibit H	Form of Compliance Certificate
Exhibit I	Form of Management Rights Agreement

Schedules

Schedule A	Lender’s Account Information
Schedule 4(f)	Liens
Schedule 4(l)	Intellectual Property
Schedule 4(o)	Investments
Schedule 5.4	Permitted Indebtedness
Schedule 5.14	Control Agreements

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LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT, dated as of January 30, 2017 (this “Loan Agreement”), is entered into by and between ACCOLADE, INC., a Delaware corporation (“Borrower”) and ESCALATE CAPITAL PARTNERS SBIC III, LP, a Delaware limited partnership (together with its successors and assigns, “Lender”). All capitalized terms used herein and not otherwise defined shall have the meanings provided in Section 13 hereof.

In consideration of the covenants, conditions and agreements set forth herein and intending to be legally bound, the parties hereto hereby agree as follows:

1.                                      THE LOAN.

1.1                               Commitment. Subject to the terms and conditions of this Loan Agreement, Lender agrees (the “Commitment”) to advance to Borrower term loans in the aggregate principal amount of up to Twenty Million Dollars ($20,000,000) (the “Commitment Amount”) as follows: (i) on the date hereof, a term loan (the “Initial Advance”) in an aggregate original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), such Initial Advance to be advanced in connection with the payoff of the amounts owing under the Prior Facility, as further detailed in the Payoff Letter, and (ii) subject to satisfaction of the conditions set forth in Section 2.3, at any time on or before December 31, 2018 (the “Funding Termination Date”), Lender agrees to advance one or more additional term loans to Borrower in the aggregate principal amount of up to Twelve Million Five Hundred Thousand Dollars ($12,500,000) (each an “Incremental Advance” and collectively, the “Incremental Advances”, and the Incremental Advances, together with the Initial Advance, individually and collectively, the “Advances”). Each Incremental Advance shall not be in an amount of less than One Million Dollars ($1,000,000). Each Advance shall be made in accordance with and subject to the applicable provisions of Section 2 hereof. The date of the Initial Advance is referred to herein as the “Initial Closing Date” and the date of each Incremental Advance is referred to herein as an “Incremental Closing Date.” Each of the Initial Closing Date and each Incremental Closing Date shall be referred to as a “Closing Date.”

1.2                               Interest, Payments and Payment Terms.

(a)                                 Interest. Interest shall accrue on the unpaid principal amount of the Advances outstanding from time to time at a rate equal to 11.75% per annum (the “Interest Rate”). The Lender’s determination of the amount of the Advances outstanding at any time shall be conclusive and binding, absent manifest error. Interest on the outstanding principal amount of the Advances will be computed on the basis of a year of 360 days and the actual number of days elapsed.

(b)                                 Payments of Interest. Borrower shall pay accrued and unpaid interest on the Advances, monthly in arrears on the last business day of each calendar month, commencing on January 31, 2017 pursuant to Section 1.2(a). In addition, accrued and unpaid interest shall be payable on the maturity of the Advances, whether by acceleration or otherwise, and on the date of any prepayment (with respect to the amount prepaid).

(c)                                  Payments of Principal.

(i)                                     Borrower shall repay to Lender the outstanding principal balance of the Advances in equal monthly payments, each payable on the last business day of each calendar month, commencing on January 31, 2019; provided, however, Borrower, upon providing written notice to Lender on or before December 31, 2018, may elect to extend the principal commencement date to January 31, 2020 (the “Principal Commencement Date”), with each such payment in an amount equal to the aggregate principal amount of the outstanding Advances as of the Principal Commencement Date divided by twenty-four (24).

(ii)                                  Each monthly repayment of principal pursuant to Section 1.2(c)(i) shall be made together with payment of (x) all accrued and unpaid interest on the then outstanding principal amount of the Advances and (y) all fees, expenses and other amounts outstanding and then due hereunder and under the other Transaction Documents.

(iii)                               The entire outstanding principal balance of the Advances, all accrued and unpaid interest thereon, and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents shall be immediately due and payable on the earlier to occur of (1) an Event of Default consisting of an Insolvency Event, or (2) the date of a Change of Control, or (3) December 31, 2020; or, if Borrower elects to extend the Principal Commencement Date to January 31, 2020, in accordance with Section 1.2(c)(i), December 31, 2021 (the “Maturity Date”).

(d)                                 Application of Payments; No Reborrowing. All payments shall be applied first to fees and expenses, then to interest, and then to principal. Once repaid, no amount of the Advance may be reborrowed hereunder.

(e)                                  Prepayment. Borrower may prepay the Advances (or any portion thereof) with no premium or penalty upon not less than five (5) business days prior written notice to Lender. Prior to the occurrence of an Event of Default, any prepayment of Advances shall be applied to the remaining principal installments of the Advances on a pro rata basis.

(f)                                   Place and Manner. Borrower shall make all payments due to Lender in lawful money of the United States, in immediately available funds, without set-off, deduction or counterclaim. Unless otherwise agreed by Lender, Lender shall debit Borrower’s Deposit Account set forth in the Authorization Agreement for principal and interest payments due with respect to the Advances or any other amounts due to Lender. Borrower shall notify Lender promptly upon the opening of any new Deposit Accounts or the closing of, change of account number for, or modification of any existing Deposit Accounts, and shall provide to Lender the account numbers and other information, and at all times provide to the financial institution at which the deposit accounts are held the instructions and authorizations, necessary for Lender to debit Borrower’s Deposit Accounts as provided in this Section 1.2(f).

(g)                                  Default Rate and Maximum Rate. Subject to the Act, if any amounts required to be paid by Borrower under this Loan Agreement or the other Transaction Documents (including, without limitation, principal or interest payable on the Advances, any fees or other amounts) remain unpaid after such amounts are due and such failure to pay continues for three (3) business days, then Borrower shall pay interest on the aggregate, outstanding principal balance hereunder from such date until such past due amounts are paid in full, at a per annum rate (the “Default Rate”) equal to the applicable per annum interest rate under this Loan Agreement, plus three percent (3%) per annum. The provision in this clause (g) for default interest shall not be construed as Lender’s consent to Borrower’s failure to pay any amounts in strict accordance with this Loan Agreement or the other Transaction Documents and Lender’s acceptance of any such payments shall not restrict Lender’s exercise of any remedies arising out of any such failure. All computations of default interest shall be based on a year of 360 days and actual days elapsed.

(h)                                 SBA Cost of Money Limitation. The sum of (i) the Interest Rate paid by the Borrower to Lender and (ii) all other consideration paid by the Borrower to Lender pursuant to the Note and any other provision of this Loan Agreement that constitutes Cost of Money, shall not exceed, with respect to Lender, the ceiling for the Cost of Money that is applicable to the Note pursuant to the Act. Any payment to Lender of the Default Rate or other consideration pursuant to this Loan Agreement that results in the Cost of Money for the Note being in excess of the applicable ceiling for the Cost of Money for the Note shall be considered an error and such excess amount shall be returned to the Borrower.

(i)                                     Repayment Pursuant to Minimum EMRR. In the event that the aggregate amount of the Advances outstanding at the reporting date exceeds Minimum Eligible Monthly Recurring Revenue, Borrower shall have five (5) business days from the reporting date to repay that portion of the Advances that exceeds the Minimum Eligible Monthly Recurring Revenue. Borrower’s failure to repay in accordance with this Section 1.2(i) shall be an Event of Default. For the avoidance of doubt, the “reporting date” shall be thirty (30) days after the last day of each calendar month.

1.3                               Fees. The Borrower shall pay to EC Management Services, Inc., an Affiliate of Lender, (a) a facility fee in the amount of $200,000 (the “Closing and Arrangement Fee”) on the Initial Closing Date, (b) on the earlier to occur of the Maturity Date or the date the Obligations are repaid in full, a facility fee equal to the greater of (i) $160,000 or (ii) 1.00% of the aggregate amount of Advances funded pursuant to this Loan Agreement (the “Aggregate Facility Fee”), and (c) upon Borrower’s election to extend the Principal Commencement Date to January 31, 2020 in accordance with Section 1.2(c)(i), a facility fee in the amount of 1.00% of the aggregate amount of Advances funded pursuant to this Loan Agreement (the “Principal Extension Facility Fee” and together with the Closing and Arrangement Fee and the Aggregate Facility Fee, the “Facility Fees”).

1.4                               Lender’s Expenses. Borrower agrees to pay to Lender (i) on the Initial Closing Date, all costs and expenses (not to exceed $35,000) of Lender, including reasonable attorneys’

fees and expenses, incurred in connection with the preparation, negotiation, and closing of the Transaction Documents through such Initial Closing Date, and (ii) after the Initial Closing Date, all costs and expenses (including reasonable and documented attorneys’ fees and expenses) of Lender as and when they become due, incurred in connection with the preparation, negotiation, and administration of the Transaction Documents; Collateral audit fees; and Lender’s documented attorneys’ fees and expenses incurred in amending, enforcing or defending the Transaction Documents (including fees and expenses of appeal) incurred before, during and after an Insolvency Event, whether or not suit is brought.

2.                                      CLOSING

2.1                               Conditions to Funding the Initial Advance. As a condition to the obligation of Lender to fund the Initial Advance, Lender shall have received, in connection with the closing of the Initial Advance, on or before the Initial Closing Date, in form and substance satisfactory to Lender:

(a)                                 This Loan Agreement, duly executed by Borrower;

(b)                                 An Authorization Agreement in the form attached hereto as Exhibit A, duly executed by Borrower;

(c)                                  A Secured Promissory Note issued to Lender (“Note”) in the form attached hereto as Exhibit B, in the aggregate original principal amount of up to Twenty Million Dollars ($20,000,000);

(d)                                 An officer’s certificate of Borrower, certifying copies of: (A) the operative formation documents, amended as of the date of this Loan Agreement as necessary, certified by the Secretary of State (or equivalent) of the applicable jurisdiction of organization, and bylaws (or equivalent) of such Person (as amended to the date of this Loan Agreement, as necessary), (B) the resolutions adopted by such Person’s board of directors, members, manager or other applicable governing body authorizing the transactions contemplated hereby and the documents being executed in connection therewith, substantially in the form attached hereto as Exhibit C, (C) the incumbency of the officers, member or managers executing this Loan Agreement and the other Transaction Documents on behalf of such Person, and (D) certificates of existence and good standing (including tax status, if available) with respect to such Person from its jurisdiction of organization and each foreign jurisdiction in which it is authorized to do business, as of a date acceptable to Lender, except as to any such foreign jurisdiction where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(e)                                  All consents (in form and substance reasonably satisfactory to Lender) of each of Borrower’s board of directors, and stockholders, and all material consents of any other material third parties necessary in connection with such Person’s execution, delivery and performance of this Loan Agreement and the other Transaction Documents and the transactions contemplated thereby;

(f)                                   The Warrant to Purchase Common Stock in favor of Lender (the “Warrant”), in the form attached hereto as Exhibit D-1, duly executed by Borrower;

(g)                                  The Second Amended and Restated Warrant to Purchase Common Stock in favor of Lender (the “Second A&R Warrant”), in the form attached hereto as Exhibit D-2, duly executed by Borrower;

(h)                                 An Intellectual Property Security Agreement in the form attached hereto as Exhibit E, duly executed by Borrower;

(i)                                     Borrower shall have delivered evidence of its insurance as required by Section 5.8 of this Loan Agreement, and the loss payable/additional insured endorsements required thereby;

(j)                                    The SBA Letter Agreement, duly executed by Borrower in the form attached hereto as Exhibit F;

(k)                                 Originals executed by Borrower of each of (A) the Size Status Declaration on SBA Form 480, substantially in the form attached hereto as Exhibit G-1, and (B) the Assurance of Compliance on SBA Form 652, substantially in the form attached hereto as Exhibit G-2;

(l)                                     All information and documentation that Lender shall have requested in connection with the preparation and completion of the Portfolio Financing Report on SBA Form 1031, section A and B, substantially in the form attached hereto as Exhibit G-3;

(m)                             Copies of all Senior Loan Documents;

(n)                                 A lien search on Borrower of the Uniform Commercial Code records of the Secretary of State of the applicable state of organization and other applicable jurisdictions;

(o)                                 Copies of Borrower’s audited financial statements for Fiscal Year 2015 and unaudited financial statements for the eleven (11) months ended November 30, 2016;

(p)                                 Borrower’s financial and business projections and budget for Fiscal Year 2017, including the business plan and quarterly projected balance sheets and income statements;

(q)                                 A subordination and intercreditor agreement with Senior Lender in form and substance reasonably satisfactory to Lender;

(r)                                    Each Control Agreement described on Schedule 5.14 in form and substance reasonably acceptable to Lender, duly executed by the parties thereto;

(s)                                   No Event of Default shall have occurred and be continuing;

(t)                                    No event or condition shall exist that has had or could be reasonably expected to have a Material Adverse Effect since December 31, 2015;

(u)                                 The representations and warranties contained in this Loan Agreement and the other Transaction Documents of Borrower shall be true and correct in all material respects as if made on the date of funding of the Initial Advance, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(v)                                 Each of the Transaction Documents shall be valid and binding and in full force and effect;

(w)                               Borrower shall have provided to Lender such documents, instruments and agreements, including financing statements or amendments to financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender in this Loan Agreement and in the other Transaction Documents;

(x)                                 Lender shall have received the Closing and Arrangement Fee;

(y)                                 Lender shall have received all necessary internal approvals to execute this Loan Agreement and fund the Initial Advance;

(z)                                  The Management Rights Agreement;

(aa)                          Lender shall have received a disbursement request including wire instructions;

(bb)                          Lender shall have received funds from Borrower sufficient to pay off the Prior Facility in accordance with the terms of the Payoff Letter;

(cc)                            Borrower shall have provided to Lender such other documents, instruments and agreements as Lender shall reasonably request; and

(dd)                          Borrower shall have authorized a sufficient number of shares of Common Stock to permit Lender to fully exercise the Warrant and the Second A&R Warrant (the “Warrant Shares”).

2.2                               Request for Incremental Advances. Borrower may request Incremental Advances under this Loan Agreement. To obtain an Incremental Advance, Borrower shall deliver to Lender a written request for such Incremental Advance in a form reasonably prescribed by the Lender by noon California time no less than five (5) business days before the requested date of such Incremental Advance, which shall be a business day; provided that as of the close of business on the third (3rd) business day after Lender’s receipt of such notice, such notice shall be irrevocable. Each Incremental Advance made pursuant to this Loan Agreement and all payments made on the Incremental Advances shall be recorded by Lender on its books and records. The failure to record any Incremental Advance, prepayment, or payment shall not limit or otherwise affect the obligation of Borrower to pay any amounts due hereunder on the Incremental Advances.

2.3                               Conditions to each Incremental Advance. Prior to each Incremental Advance, the following conditions with respect to such Incremental Advance shall have been satisfied or waived by the Lender:

(a)                                 Borrower shall have provided to Lender certificates of existence and good standing (including tax status, if available) with respect to Borrower from its state of organization and each foreign jurisdiction in which it is authorized to do business as of a date acceptable to Lender dated no more than ten (10) business days before the date of such Incremental Advance, except as to any such foreign jurisdiction where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(b)                                 No Event of Default shall have occurred and be continuing;

(c)                                  No event or condition shall exist that has had or could be reasonably expected to have a Material Adverse Effect since the date hereof;

(d)                                 The representations and warranties contained in this Loan Agreement and the other Transaction Documents of Borrower shall be true and correct in all material respects as if made on the date of such Incremental Advance, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(e)                                  Each Transaction Document shall be valid and binding and in full force and effect;

(f)                                   Borrower shall have provided to Lender such documents, instruments and agreements, including financing statements or amendments to financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender in this Loan Agreement and in the other Transaction Documents;

(g)                                  Lender shall have received evidence in form and substance reasonably satisfactory to Lender in its sole discretion that, after giving effect to such Incremental Advance, Borrower shall be in pro forma compliance with the Minimum Eligible Monthly Recurring Revenue requirement set forth in Section 1.2(i); and

(h)                                 Lender shall have received evidence that, after giving effect to such Incremental Advance, Borrower shall be in pro forma compliance with the financial covenants set forth herein and in the Senior Loan Agreement.

3.                                      GRANT OF SECURITY INTEREST. As security for the Obligations, Borrower grants Lender a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a)                                 all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), contract rights, deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), Intellectual Property, inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)                                 to the extent not listed above, all other personal property of Borrower; and

(c)                                  any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.

All terms above have the meanings given to them in the Uniform Commercial Code, as amended or supplemented from time to time, as in effect in the State of Delaware. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term “Collateral” does not include the following (collectively, “Excluded Assets”) (i) any license or contract rights to the extent (x) the granting of a security interest therein would be contrary to applicable law or (y) that such licenses or rights are nonassignable by their terms (but only to the extent the prohibition is enforceable under applicable law, including, without limitation, Sections 9-406(d) and 9-408(d) of the Uniform Commercial Code and the consent of the licensor or other party has not been obtained); (ii) more than sixty-five percent (65%) (or such greater percentage that, due to a change of Legal Requirement after the Initial Closing Date, (A) could not reasonably be expected to cause the undistributed earnings of each Subsidiary organized under the laws of any country other than the United States of America (a “Foreign Subsidiary”) as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding equity interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding equity interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each Foreign Subsidiary now or hereafter owned by Borrower or any domestic Subsidiary (or if Borrower or any domestic Subsidiary owns less than 65% of the equity interests of such Foreign Subsidiary, then all of the equity interests of such Foreign Subsidiary now or hereafter owned by Borrower or such domestic Subsidiary), and (iii) any permit, license or contractual obligation entered into by the Borrower (A) that prohibits or requires the consent of any Person which has not been obtained as a condition to the creation by the Borrower of a Lien on any right, title or interest in such permit, license or contractual obligation or (B) to the extent that any legal requirement applicable thereto (including, without limitation, rules and regulations of any governmental authority or agency) prohibits the creation of a Lien thereon, but only, with respect to the prohibition in clause (A) and clause (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other requirement of law, (iv) property owned by the Borrower that is subject to a purchase money Lien or to a Capitalized Lease permitted under the Transaction Documents if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capitalized Lease) prohibits or requires the consent of any Person as a condition to the creation of any other Lien on such property, (v) any “intent to use” trademark applications for which a statement of use has not been filed, (vi) property owned by the Borrower to the extent the pledge thereof is prohibited by applicable requirements of law, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, (vii) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that Lender may not validly possess a security interest therein under applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the Uniform Commercial Code or other applicable law, and (viii) any Excluded Account, provided, however, that Excluded Assets shall not include any proceeds of property described in clauses (i) through (vii) above. Borrower agrees to execute, and authorizes Lender to execute, such documents and take such actions as Lender deems appropriate from time to time to perfect or continue the security interest granted hereunder, provided that Lender agrees that, (x) prior to the occurrence and continuance of an Event of Default, Lender will not require its Lien with respect to commercial tort claims and letter of credit rights with a value equal to or less than $100,000 or with respect to vehicles and other assets subject to certificates of title with a value of less than $30,000 to be perfected, and (y) Lender will not require its Lien with respect to any fee owned real property with a value of less than $100,000 and with respect to any leasehold property to be evidenced by any mortgages or similar instruments or to be otherwise perfected.

4.                                      REPRESENTATIONS AND WARRANTIES. Borrower represents to Lender on the date hereof as follows:

(a)                                 Borrower is not in default under any agreement to which Borrower is a party or by which it or its properties is bound where such default could reasonably be expected to have a Material Adverse Effect;

(b)                                 Borrower is duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(c)                                  Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business substantially as now conducted, to enter into each Transaction Document to which it is a party and to incur the Obligations;

(d)                                 this Loan Agreement is, and the other Transaction Documents when executed and delivered will be, the legal, valid and binding obligations of Borrower, each enforceable against such Person in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles;

(e)                                  Borrower has taken all company action and obtained all material consents necessary to authorize the execution, delivery and performance of the Transaction Documents;

(f)                                   Borrower has good title to the Collateral or valid and enforceable rights to use the Collateral and there are no liens, security interests or other encumbrances on the Collateral other than the security interest granted to Lender hereunder and Permitted Liens;

(g)                                  the execution and performance of the Transaction Documents do not conflict with or constitute a default under (i) any material agreement to which Borrower is party or by which Borrower is bound or (ii) a Legal Requirement;

(h)                                 all financial statements provided to Lender for the Fiscal Year ended December 31, 2015, and for the eleven (11) months ended November 30, 2016 fairly present in all material respects Borrower’s financial condition as of the respective dates thereof and for the respective periods covered thereby, and there has not been a material adverse change in the financial condition of Borrower since the date of the Latest Financial Statements;

(i)                                     the projections and forecasts provided by Borrower to Lender were prepared by Borrower in good faith and based upon assumptions believed by Borrower to be reasonable (it being agreed that such projections and forecasts are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results and such differences may be material);

(j)                                    all other material written information (not otherwise described in clause (h) and clause (i)) provided by Borrower to Lender on or prior to the date hereof, when taken together with all other information provided to Lender does not contain any material misstatement of fact or does not omit to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were furnished or made, not misleading;

(k)                                 Borrower possesses and is in compliance in all material respects with all Permits required to operate its business;

(l)                                     Borrower owns or is a licensee of all the patents, copyrights, trademarks and other Intellectual Property rights necessary for the conduct of its business or operations as currently conducted and that are material to the financial condition, business, or operations of Borrower. All such Intellectual Property is listed on Schedule 4(l), and each of Borrower’s trademarks which are necessary to the operation of its business as currently conducted is valid and enforceable. To the best of Borrower’s knowledge, the use of all such Intellectual Property by the Borrower does not and has not been alleged by any Person to infringe on the rights of any Person. The Intellectual Property as set forth in Schedule 4(l) represents all of the Borrower’s material Intellectual Property.

(m)                             Borrower is in compliance with all Legal Requirements, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect;

(n)                                 Borrower is not a party to any litigation (other than any suit, action or proceeding in which Borrower is the plaintiff and in which no counterclaim or cross-claim against Borrower has been filed) and is not, to its knowledge, the subject of any government investigation, and Borrower has no knowledge of any such pending litigation or investigation, or the existence of circumstances that reasonably could be expected to give rise to any such litigation or investigation, in each case, that could reasonably be expected to have a Material Adverse Effect;

(o)                                 other than Permitted Investments, Borrower does not own any shares or other equity interests in any corporation, partnership, limited liability company or other entity;

(p)                                 Borrower reasonably believes that it and its Subsidiaries, on a consolidated basis: (i) owns and will own assets, the fair saleable value of which are (A) greater than the total amount of its liabilities (including contingent liabilities) and (B) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (ii) has sufficient capital in relation to its business as substantially presently conducted; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due;

(q)                                 Borrower does not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) required to be disclosed in a balance sheet prepared in accordance with GAAP (including the notes thereto) arising out of transactions entered into at or prior to the Initial Closing Date other than: (A) liabilities set forth on the Latest Financial Statements (including any notes thereto), and (B) liabilities and obligations which have arisen after the date of the Latest Financial Statements in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit, unless the amount of such liability is fully covered by insurance (subject to normal deductibles or retentions or Properly Contested);

(r)                                    all material portions of the Collateral consisting of equipment are in good operating condition and repair, subject to ordinary wear and tear and casualty, and Borrower has made all economically reasonable and necessary repairs thereto;

(s)                                   [Reserved];

(t)                                    the accounts receivable reflected on Borrower’s financial statements delivered to Lender shall have been accounted for, in all material respects, in accordance with GAAP with such adjustments as agreed upon between Borrower and Lender;

(u)                                 Borrower and each Subsidiary have filed or obtained extensions for filing or caused to be filed all material tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all material taxes reflected therein except those being contested in good faith with adequate reserves under GAAP;

(v)                                 as of the date hereof, Borrower, including its affiliates and Subsidiaries, has (i) tangible net worth not in excess of Nineteen Million Five Hundred Thousand Dollars ($19,500,000) and (ii) average net income after Federal income taxes (excluding any carry-over losses) for the preceding two (2) completed Fiscal Years not in excess of Six Million Five Hundred Thousand Dollars ($6,500,000), in each case prepared in accordance with GAAP (for purposes of this Section 4(v) only, “affiliate” has the meaning set forth in Section 121.103 of Title 13 of the Code of Federal Regulations); and

(w)                               none of the proceeds of any Advance will be used substantially for a foreign operation.

5.                                      COVENANTS.

5.1                               Financial and Reporting Information. Borrower will provide Lender:

(a)                                 as soon as available, but in any event within thirty (30) days after the last day of each calendar month, monthly Borrower-prepared financial statements, including income statements, balance sheets, statements of cash flow, and shareholder equity, in form and substance reasonably satisfactory to Lender, prepared in accordance with GAAP (except for the lack of footnotes and being subject to normal year-end audit adjustments);

(b)                                 as soon as available, but in any event within one hundred eighty (180) days after the last day of Borrower’s Fiscal Year, audited consolidated financial statements in form and substance reasonably satisfactory to Lender, prepared in accordance with GAAP, together with an unqualified opinion on such financial statements from an independent certified public accounting firm reasonably acceptable to Lender, it being agreed that KPMG LLP, Borrower’s current independent certified public accounting firm, is acceptable to Lender;

(c)                                  within thirty (30) days after the last day of each calendar month, a listing of deferred revenue and aged listings by invoice date of accounts payable and accounts receivable;

(d)                                 as soon as available, but in any event within the earlier to occur of (i) thirty (30) days after the first day of Borrower’s Fiscal Year, or (ii) ten (10) days after approval thereof by Borrower’s board of directors, Borrower’s financial and business projections and budget for the upcoming Fiscal Year on a month-by-month basis, including material revisions to the business plan and monthly projected balance sheets and income statements and statements of cash flow, with evidence of approval thereof by Borrower’s board of directors;

(e)                                  contemporaneously with the issuance thereof and without duplication of materials previously delivered in accordance with the Transaction Documents copies of all notices, reports, financial statements, compliance certificates, and other materials required to be delivered to Senior Lender pursuant to the Senior Loan Documents;

(f)                                   at the request of Lender, give a representative of Lender copies of all minutes and other board materials that Borrower provides to its directors, including, but not limited to, copies of (i) consolidated balance sheets for the Borrower for each period such sheets are prepared, and (ii) consolidated statements of income and cash flows of the Borrower for each such period such statements are prepared within a reasonable period of time after such information is prepared as requested by Lender, except that the representative may be excluded from access to any material or any portion thereof if Borrower reasonably determines, that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information or for other similar reasons (including, without limitation, in the context of conflicts of interest);

(g)                                  within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Lender, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in

Borrower’s Intellectual Property, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Schedule 4(l) hereto or application therefor;

(h)                                 within thirty (30) days after the last day of each calendar month, a Compliance Certificate in the form attached hereto as Exhibit H, executed by Borrower’s chief financial officer or other authorized officer reasonably acceptable to Lender;

(i)                                     within thirty (30) days of the last day of each fiscal quarter, a detailed fully diluted capitalization table for the Borrower as of the end of the such fiscal quarter or confirmation that there have been no changes since the previous table provided;

(j)                                    as soon as available, but in any event within thirty (30) days of receipt by Borrower, any 409A valuation reports or other documents that value any compensation, equity award, bonus, benefit plan or any other arrangement that could be deemed deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended;

(k)                                 within thirty (30) days after any amendment, revision, alteration or other modification of Borrower’s Certificate of Incorporation, bylaws, or other applicable formation and governing documents, a copy thereof;

(l)                                     promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to such Person of $250,000 or more; and

(m)                             promptly upon Lender’s request, such other information relating to Borrower’s operations and condition as Lender may reasonably request from time to time.

5.2                               Good Standings; Existence; Compliance with Laws. Borrower and each Subsidiary will maintain its corporate existence and good standing and will maintain in force all licenses and agreements necessary to the conduct of its business where a failure to do so could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary will pay all material taxes on or before the date such taxes are due (unless contested by Borrower in good faith and Borrower has made adequate reserves in its financial statements in accordance with GAAP). Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all required licenses, approvals and agreements, in each case except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.3                               Negative Covenants. Neither Borrower nor any Subsidiary thereof will:

(a)                                 make any investments in, or loans or advances to, any Person other than in the ordinary course of business as currently conducted and other than Permitted Investments;

(b)                                 purchase or otherwise acquire all or substantially all or any material portion of the assets of any Person (other than in the ordinary course of business as currently conducted and other than as part of a Permitted Investment);

(c)                                  (A) make any distributions or pay any dividends to any Person on account of any equity ownership interest in Borrower or any Subsidiary (other than (i) those payable solely in equity securities issued by Borrower or any Subsidiary and (ii) those from any Subsidiary to Borrower), or (B) make any payment in respect of the Management Agreement, unless (i) such payment (1) is made in accordance with the terms set forth therein as in effect on the Initial Closing Date and (2) does not exceed an aggregate amount equal to 2.0% per annum of all equity capital invested by Accretive, LLC, a Delaware limited liability company and its Affiliates in Borrower, (ii) after giving effect to such payment, no Event of Default has occurred and is continuing, and (iii) Lender shall have received evidence that, after giving effect to such payment, Borrower shall be in pro forma compliance with the financial covenants set forth herein;

(d)                                 make any payment on account of or in redemption, retirement or purchase of any capital stock of Borrower or any Subsidiary, except that Subsidiaries may make such payments to Borrower and Borrower may repurchase the stock of former employees, directors, officers, or consultants pursuant to stock repurchase agreements (i) as long as such repurchases in any Fiscal Year of Borrower do not exceed $50,000 in the aggregate and (ii) as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase;

(e)                                  directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any Subsidiary, except for (i) Permitted Investments, (ii) bona fide equity financings, (iii) other transactions in the ordinary course of business, in each case, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arms-length transaction with a non-affiliated Person, (iv) transactions with an Affiliate that is a borrower hereunder or wholly-owned Subsidiaries that have guaranteed the Obligations, or (v) any transaction contemplated by the Management Agreement and not in violation of this Loan Agreement;

(f)                                   transfer or dispose of any portion of Borrower’s assets, except for the following, (collectively “Permitted Transfers”):

(i)                                     transfers or dispositions of Permitted Investments, other cash equivalents and inventory in the ordinary course of business, including the sale or disposition of delinquent notes, charge-off accounts or accounts receivable for collection purposes,

(ii)                                  dispositions of obsolete, damaged, uneconomic, worn-out or surplus equipment and inventory, or property and equipment no longer used or useful in the conduct of Borrower’s business,

(iii)                               sales or transfers from wholly-owned Subsidiaries to Borrower or from Borrower to a wholly-owned domestic Subsidiary thereof,

(iv)                              the sale or disposition of assets in connection with any loss, damage or destruction thereof,

(v)                                 the making of a dividend distribution permitted hereunder, the granting of Permitted Liens, the making of any investments, loans or advances permitted hereunder or the entry into a consolidation or merger permitted under Section 5.3(j),

(vi)                              asset sales in which the sale price is at least equal to the fair market value of the asset sold and the consideration received is at least 75% cash or cash equivalents or debt of Borrower being assumed by the purchaser,

(vii)                           dispositions of owned or leased vehicles in the ordinary course of business,

(viii)                        non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business,

(ix)                              the dispositions of inventory in the ordinary course of business,

(x)                                 liquidation or dissolution of any Subsidiary of Borrower,

(xi)                              (A) the lapse of registered patents, trademarks, copyrights and other intellectual property to the extent not economically desirable in the conduct of the Borrower’s business or (B) the abandonment of patents, trademarks, copyrights or other intellectual property rights in the ordinary course of business so long as, in each case, such lapse or abandonment is not materially adverse to the interests of Lender,

(xii)                           trade-in and exchanges of equipment with third parties in the ordinary course of business to the extent substantially comparable (or better) equipment useful in the operation of the business of Borrower or any of its Subsidiaries is obtained in exchange therefor,

(xiii)                        terminations of leases, subleases, licenses, sublicenses or similar use and occupancy agreements by the Borrower or any of its Subsidiaries in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or its Subsidiaries, and

(xiv)                       the sale of non-core assets by Borrower on terms and conditions reasonably acceptable to Lender, in an aggregate amount not to exceed $1,500,000;

(g)                                  subject to Section 5.10, create any direct Subsidiary or indirect subsidiary of Borrower (other than in accordance with (i) clause (c), clause (h) or clause (k) of the definition of “Permitted Investments” and (ii) Section 5.10);

(h)                                 alter or modify Borrower’s or any Subsidiary’s constituent documents in a manner that materially and adversely affects the interest of Lender as creditor and/or secured party under any Transaction Document; or change its name or relocate its chief executive office without thirty (30) days prior written notice to Lender;

(i)                                     replace its chief executive officer or chief financial officer without written notification to Lender promptly thereafter; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related, incidental or complimentary to the business currently engaged in by Borrower; change its fiscal year end; have a Change of Control; or

(j)                                    merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, in each case other than with or into another Borrower or wholly-owned Subsidiary that has guaranteed the Obligations and other than in the context of a Permitted Investment.

5.4                               Indebtedness. Borrower will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or be liable for any Indebtedness other than Permitted Indebtedness or any refinancing under clause (h) of the definition of Permitted Indebtedness, or voluntarily prepay any Subordinated Debt, except in accordance with any applicable Subordination Agreement thereto, provided that, Borrower shall not at any time incur, assume, or be liable for secured Indebtedness in excess of $40,000,000, including Indebtedness to Senior Lender and Lender (but in any case excluding any Permitted Indebtedness set forth in clauses (c), (d), (h) and (j) of the definition thereof and Indebtedness set forth in Schedule 5.4).

5.5                               Liens; Encumbrances; Negative Pledge. Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or enter into any agreement, document, or other arrangement (except with or in favor of Senior Lender or Lender) that directly or indirectly prohibits, or has the effect of prohibiting, Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or a Lien with respect to any of Borrower’s property, except (i) as is otherwise permitted in Section 5.3(f) and the definition of Permitted Liens, (ii) for customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iii) with respect to third party contracts, customary limitations on the ability of a party thereto to assign its interest in the underlying contract without the consent of the other party thereto, (iv) for restrictions and conditions contained in agreements relating to the sale of assets permitted hereunder, provided that such restrictions are limited to the assets being sold, (v) for licenses and contracts entered into in the ordinary course of business which by their terms prohibit the assignment of such agreements (to the extent such prohibition is enforceable by law) or the granting of Liens on the rights contained therein, or (vi) customary provisions in joint venture agreements and similar agreements that restrict the transfer or equity interests or assets in joint ventures.

5.6                               Prepayment of Debt. Borrower will not, and will not permit any Subsidiary to, make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt (other than payments permitted under any applicable Subordination Agreement with respect to such Subordinated Debt).

5.7                               Books and Records; Inspection and Audit Rights. Borrower shall maintain financial records in accordance with generally accepted practices. Lender shall have (a) a right to visit and inspect any of the properties of Borrower and its Subsidiaries, including a right to examine and copy Borrower’s and its Subsidiaries’ books and records from time to time upon reasonable notice to Borrower and during normal business hours and (b) to discuss its affairs, finances and accounts with Borrower’s officers and its independent public accountants, at such reasonable times and as often as Lender may reasonably request at meetings coordinated by Borrower; provided that, absent the continuation of an Event of Default, (i) Lender shall not conduct more than one such visit, inspection or examination, in any Fiscal Year of Borrower, and (ii) the Borrower or any of its representatives shall be permitted to be present during any discussions with the Borrower’s independent public accountants. Lender may audit Borrower’s Collateral at Borrower’s expense, it being understood that there shall be not more than one such audit performed in any Fiscal Year of Borrower; provided that, absent the continuation of an Event of Default (i) Lender shall not conduct more than one such visit, inspection or examination in any Fiscal Year of Borrower, and (ii) the Borrower or any of its representatives shall be permitted to be present during any discussions with the Borrower’s independent public accountants. Lender will give Borrower fifteen (15) days advance notice of such an audit, unless an Event of Default has occurred and is continuing.

5.8                               Insurance. Borrower will maintain insurance with financially sound and reputable insurance companies in such amounts and of such types as are customarily carried by companies similar in size and nature relating to the Collateral and Borrower’s business. Any insurance on the Collateral shall include a lender’s loss payable endorsement in favor of Lender as a lender loss payee, and any liability insurance shall be endorsed to show Lender as an additional insured.

5.9                               Registration of Intellectual Property Rights. Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office, its material registrable Intellectual Property and material additional intellectual property rights developed or acquired after the Initial Closing Date, including revisions or additions with any product before the sale or licensing of the product to any third party, in each case to the extent that the Borrower in good faith deems appropriate and material for the development of Borrower’s business and in the best interests of Borrower and its stockholders. To the extent that Borrower in good faith determines appropriate and material for the development of Borrower’s business and in the best interests of Borrower and its stockholders, Borrower will use commercially reasonable efforts to (a) protect, defend and maintain the validity and enforceability of the Intellectual Property determined by Borrower to be material to the business of Borrower and promptly advise Lender in writing of any material infringements and (b) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

5.10                        Future Subsidiaries. Contemporaneously with the formation or acquisition of any new Subsidiary, Borrower shall cause such new Subsidiary to either, at Lender’s option, (a) execute and deliver a guaranty in form and substance reasonably acceptable to Lender or (b) execute and deliver a joinder to this Loan Agreement in which it becomes a borrower hereunder, unless Lender, in its reasonable discretion, agrees otherwise.

5.11                        Use of Proceeds. Subject to the Act, Borrower will use the proceeds from the Advances to repay the existing Indebtedness of the Borrower under the Prior Facility, to pay transaction fees incurred in connection with the Transaction Documents and the Senior Loan Documents, for working capital, and for other general corporate purposes.

5.12                        Further Assurances. Borrower will, within five (5) business days (or such longer period as determined by Lender in its sole discretion), execute any further instruments and take further action as Lender may reasonably request to perfect or continue Lender’s security interest in the Collateral or to effect the purposes of this Loan Agreement.

5.13                        Financial Covenants.

(a)                                 Borrower shall, at all times, have Cash plus Loan Availability in an aggregate amount greater than $15,000,000; provided, however, that, beginning April 30, 2017, Borrower shall, at all times, have Cash plus Loan Availability in an aggregate amount greater than the greater of (i) $15,000,000 and (ii) three (3) months of Cash Burn.

(b)                                 Borrowing Base Covenant. Borrower hereby covenants and agrees that the definition of “Borrowing Base” and the component definitions thereof contained in Exhibit A of the Senior Loan Agreement will not be amended, replaced, modified, deleted or revised in any way without prior written consent of Lender in Lender’s reasonable discretion if the effect of such amendment, replacement, modification, or revision would be to allow for advances that would not have been available under the definition of “Borrowing Base” contained in the Senior Loan Agreement as in effect on the Initial Closing Date.

(c)                                  Senior Financial Covenants. Borrower hereby covenants and agrees that the financial covenants contained in Section 6 of the Senior Loan Agreement as in effect on the Initial Closing Date will not be amended, replaced, modified, or revised in any way without prior written consent of Lender in Lender’s reasonable discretion.

(d)                                 Lender Financial Covenants. In the event that the obligations under the Senior Loan Documents are paid in full, Lender shall have the right to implement financial covenants so as to preserve, on substantially similar economic terms, the covenants in the Senior Loan Agreement as in effect on the Initial Closing Date; provided, however, that if such payment in full occurs within 90 days of an event of default under such Senior Loan Documents, instead, Lender shall have the right to implement financial covenants, based upon Lender’s good faith business judgment, in consultation with Borrower and based upon the projections delivered to Lender by Borrower and consistent with methodology used by Senior Lender during the two-year period immediately prior to the repayment in full of the Senior Indebtedness.

5.14                        Deposit Accounts and Securities Accounts. Neither Borrower nor any of its Subsidiaries shall establish or maintain a Deposit Account or Securities Account that is not subject to a Control Agreement other than any Excluded Account and neither Borrower nor any of its Subsidiaries will deposit Collateral (including the proceeds thereof) or the proceeds of the Advances in a Deposit Account or Securities Account that is not subject to a Control Agreement (except for any Excluded Accounts).

5.15                        Notice of Default. Borrower shall provide Lender prompt written notice (but, in any event, within three (3) business days after the knowledge thereof of a Responsible Officer) (a) of any condition or event that constitutes a default under this Loan Agreement or, with the passage of time or giving of notice or both, would constitute an Event of Default under this Loan Agreement or that notice has been given to Borrower or any of its Subsidiaries with respect thereto; (b) that any Person has given any notice of default to Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 6.1(a)(iii); or (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, which notice shall be accompanied by a certificate of a Responsible Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, default, event or condition, and what action Borrower and its Subsidiaries have taken, are taking and/or propose to take with respect thereto.

5.16                        The Act. At the request of Lender, Borrower will provide reasonable assistance to Lender so that Lender is able to promptly correct any defect, error or omission with respect to the Act which may be discovered in the contents of this Loan Agreement or the other Transaction Documents or in the execution or acknowledgment thereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be reasonably necessary for this Loan Agreement and the other Transaction Documents, and all transactions contemplated thereby, to comply with the Act. On each Closing Date and for a period of one year thereafter, Borrower will not have more than 49% of its employees or tangible assets located outside the United States (unless the Borrower can show, to Lender’s reasonable satisfaction, that the proceeds of the Advances were used for a specific domestic purpose).

5.17                        Amendment of Subordinated Debt Documents. Borrower will not amend, modify or otherwise alter (or suffer to be amended, modified or altered) any Subordinated Debt Document except as permitted in the applicable Subordinated Debt Documents and Subordination Agreements, or if no such restrictions exist in the applicable Subordinated Debt Documents or Subordination Agreements, without the prior written consent of Lender.

5.18                        Reserved.

5.19                        Landlord Subordination and Collateral Access Agreements, etc. Borrower shall use commercially reasonable efforts to cause to be provided to Lender, promptly upon request of Lender from time to time, for each collateral location or warehouse location not owned by Borrower, in each case where Collateral with an aggregate book value of $100,000 is located, a landlord subordination agreement, collateral access agreement, or bailment waiver, in form and substance reasonably acceptable to Lender, executed by the landlord, warehouseman, or bailee of such location, as applicable, together with a copy of the lease, warehouse, or bailment agreement for each such location, as applicable. Notwithstanding the foregoing, the aggregate book value of all Collateral not subject to any such agreement or waiver shall not exceed $200,000.

5.20                        Post-Closing Covenant. No later than 10 days after the Initial Closing Date or such later date as Lender agrees in writing (including email), Borrower shall deliver to Lender, evidence in form and substance acceptable to Lender, that all Borrower’s funds held at Wells Fargo Advisors bank have been transferred to Comerica Bank and the Wells Fargo Advisors account has been closed.

6.                                      EVENTS OF DEFAULT; REMEDIES.

6.1                               Events of Default. Any one or more of the following shall constitute an “Event of Default” under this Loan Agreement:

(a)                                 Borrower’s failure (i) to pay all or any part of (A) the interest hereunder on the date due and payable and such failure continues for three (3) business days or (B) the principal hereunder on the date due and payable, or (ii) to comply with any agreement or covenant set forth in this Loan Agreement or any other Transaction Document and, Borrower has not cured the default within thirty (30) days after the earlier of (1) receipt by Borrower of notice from Lender of such default, or (2) actual knowledge of a Responsible Officer of Borrower of such default; provided, however, the cure period set forth above shall not apply to Borrower’s failure to comply with Sections 1.2(i), 5.1, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.10, 5.12, 5.13, 5.14, 5.15 and 5.17; provided, further that an Event of Default arising from a breach of Section 5.1 shall be deemed to have been cured upon the delivery of the required items; and provided, further, that any Event of Default arising solely due to a breach of Section 5.15(a), Section 5.15(b), shall be deemed cured upon the earlier of (x) with respect to a breach of Section 5.15(a) or Section 5.15(b), the giving of the notice required by such sections and (y) the date upon which the default or Event of Default giving rise to the notice obligations is cured or waived; or (iii) to comply with any agreement pursuant to which Borrower has incurred Indebtedness in excess of $500,000, including, without limitation, any event or occurrence that would constitute a default or event of default under the Senior Loan Documents and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or

(b)                                 Borrower becomes unable to pay its debts (including trade debts) as they mature, or becomes the subject of any case or proceeding under the United States Bankruptcy Code or any other law relating to the reorganization or restructuring of debt which has not been stayed or dismissed within thirty (30) days of the filing (an “Insolvency Event”), or any material portion of Borrower’s assets is attached or becomes subject to levy or similar judicial proceeding that is not released within thirty (30) days or in any event no later than five (5) business days prior to the date of any proposed sale thereunder; or

(c)                                  any representation made to Lender in this Loan Agreement or any other Transaction Document by or on behalf of Borrower, shall be incorrect in any material adverse respect when made; or

(d)                                 any part of the Collateral becomes subject to an attachment, Lien, security interest or levy in favor of any Person other than Lender, other than Permitted Liens, that is not released within thirty (30) days; or

(e)                                  a final non-appealable judgment or judgments for the payment of money in excess of $500,000 shall be rendered against Borrower and shall remain unsatisfied, unstayed, unsuspended, or not covered by adequate insurance for a period of thirty (30) days;

(f)                                   any Change of Control shall occur; or

(g)                                  any occurrence or event which has or would reasonably be likely to have a Material Adverse Effect occurs.

6.2                               Remedies. Upon the occurrence and during the continuance of an Event of Default, (i) all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, or immediately and automatically with no action required if such Event of Default consists of an Insolvency Event, be immediately due and payable and collectible by or on behalf of Lender, for its benefit, and Lender may exercise all of the rights of a secured party under the Uniform Commercial Code and any other applicable law, (ii) Lender may immediately set off and apply to any obligation outstanding hereunder and under any other Transaction Document any balances or deposits held by Lender, or any indebtedness at any time owing to or for the credit or the account of Borrower held by Lender, (iii) Borrower shall assemble the Collateral in accordance with Lender’s directions, and Lender shall have a right at Borrower’s sole expense to dispose of all or any portion of the Collateral in the order and manner that Lender elects, in its sole discretion, in any commercially reasonable manner, and (iv) Lender shall have a royalty-free license to use any name, trademark, or any property of Borrower to complete production of, advertisement for, and disposition of any Collateral and Lender shall have a license to enter into, occupy and use Borrower’s premises and the Collateral without charge to exercise any of Lender’s rights or remedies under this Loan Agreement or under any other Transaction Document. Borrower irrevocably appoints Lender (and any of Lender’s designated employees or agents) as Borrower’s true and lawful attorney in fact to, after the occurrence and during the continuance of an Event of Default, take any action and to execute any instrument which Lender may deem reasonably necessary or advisable to accomplish the purposes of this Loan Agreement, including, without limitation:

(a)                                 endorse Borrower’s name on any checks or other forms of payment;

(b)                                 make, settle and adjust all claims under and decisions with respect to Borrower’s policies of insurance;

(c)                                  settle and adjust disputes and claims respecting accounts receivable with account debtors;

(d)                                 execute and deliver all notices, instruments and agreements in connection with the perfection of the security interest granted in this Loan Agreement or under any other Transaction Document;

(e)                                  sell, lease, or otherwise dispose of all or any part of the Collateral;

(f)                                   ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

(g)                                  receive and open all mail addressed to Borrower and to notify postal authorities to change the address for the delivery of mail to Borrower to that of Lender;

(h)                                 receive, indorse, and collect any drafts or other instruments, documents, negotiable Collateral or chattel paper;

(i)                                     file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral;

(j)                                    repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to Borrower in respect of any account of Borrower;

(k)                                 use any labels, Intellectual Property, trade names, URLs, domain names, industrial designs, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling inventory and other Collateral and to collect any amounts due under accounts, contracts or negotiable collateral of Borrower; and

(l)                                     Lender shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and, if Lender shall commence any such suit, then Borrower shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents required by Lender in aid of such enforcement.

6.3                               Miscellaneous Provisions Concerning Remedies.

(a)                                 Rights Cumulative. The rights and remedies of Lender under the Transaction Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. In exercising such rights and remedies, Lender may be selective and no failure or delay by Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)                                 Waiver of Marshaling. Borrower hereby waives any right to require any marshaling of assets and any similar right.

(c)                                  Intellectual Property License. Borrower hereby grants to Lender the nonexclusive right and license to use all of the Intellectual Property now or hereafter used by Borrower, following the occurrence and during the continuance of an Event of Default and for the purpose of enabling Lender to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of Lender’s rights and remedies under the Transaction Documents to use, sell or otherwise dispose of the Collateral bearing any such trademarks, patents, copyrights, service marks, licenses or other Intellectual Property. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to Borrower or any other Person by Lender.

(d)                                 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to Lender and any Persons designated by Lender pursuant to any provisions of this Loan Agreement or any of the other Transaction Documents shall be deemed coupled with an interest and shall be irrevocable until all amounts owing to Lender under this Loan Agreement and the other Transaction Documents (other than the Warrant and the Second A&R Warrant) have been repaid in full.

(e)                                  Performance of Borrower’s Duties. If Borrower shall fail to do any act or thing which it has covenanted to do under this Loan Agreement or any of the other Transaction Documents, Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of Lender or in the name and on behalf of Borrower, and Borrower hereby irrevocably authorizes Lender so to act, all at the cost of Borrower.

(f)                                   Time is of the essence under this Loan Agreement and the other Transaction Documents.

7.                                      WAIVERS; INDEMNITY. Borrower waives notice of default, presentment, and demand for payment, notice of dishonor, protest, and notice of protest under this Loan Agreement and any other Transaction Document. Borrower shall pay all costs of collection and enforcement of this Loan Agreement and each other Transaction Document when incurred, including documented attorneys’ fees, costs, and expenses incurred before, after, or in connection with an Insolvency Event. So long as Lender complies with reasonable lending practices and Section 9-207 of the Uniform Commercial Code and all other applicable laws, rules and regulations, Lender shall not in any case be liable for any loss of, or damage to, the Collateral, the risk of which shall be borne by Borrower at all times. Borrower shall indemnify and hold Lender harmless from any claim, obligation or liability (including without limitation attorneys’ fees and expenses) arising out of this Loan Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, including any claim, obligation or liability arising before, after or in connection with an Insolvency Event, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF LENDER other than losses to the extent resulting from Lender’s bad faith, gross negligence, willful misconduct, or intentional breach of this Loan Agreement. The indemnity obligation hereunder shall survive repayment of all Obligations and termination of this Loan Agreement until all applicable statute of limitation periods as to actions that may be brought against Lender have run.

8.                                      MAXIMUM LAWFUL RATE. On the Maturity Date or, if earlier, the date that the Advances and all accrued interest thereon are paid in full, Lender will compute the total amount of interest that has been contracted for, charged or received by Lender or payable by Borrower hereunder and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by the Lender. If such computation reflects that the total amount of interest that has been contracted for, charged, or received by the Lender or payable by Borrower exceeds the Maximum Lawful Amount, then the Lender shall apply such excess to the reduction of the principal balance, and any remaining excess shall be refunded to Borrower. This provision concerning the crediting or refunding of excess interest shall control and take precedence over all other agreements between Borrower and Lender so that under no circumstance shall the total interest contracted for, charged or received by the Lender exceed the Maximum Lawful Amount.

9.                                      MISCELLANEOUS. Prior to the occurrence and continuance of an Event of Default, Lender may not assign all or any part of its interest in the Transaction Documents or the Obligations to any Person, or grant a participation of any interest in the Transaction Documents, without the consent of Borrower; provided, however, that after the occurrence and continuance of an Event of Default, Lender may assign all or any part of its interest in the Transaction Documents or the Obligations to any Person, or grant a participation of any interest in the Transaction Documents or the Obligations, without the consent of Borrower. Notwithstanding the foregoing, in no event shall Borrower’s consent be required (a) for assignments to or participations by any Affiliate of Lender or (b) with respect to Lender’s pledge or assignment of its interests in or under the Transaction Documents or the Obligations to the Small Business Administration or its designee or otherwise in relation to Lender’s actions pursuant to the Act. This Loan Agreement can be amended, modified, or waived only by an instrument signed by Lender and Borrower. All prior agreements, understandings, and negotiations are superseded by this Loan Agreement. Borrower may not assign any obligation hereunder without Lender’s prior written consent, which may be granted or withheld in Lender’s sole discretion. This Loan Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. This Loan Agreement may be executed by facsimile transmission or other electronic means, which such electronic signatures shall be considered original executed counterparts for purposes of this Section 9, and each party to this Loan Agreement agrees that it will be bound by its own electronic signature and that it accepts the electronic signature of each other party to this Loan Agreement. Each provision of this Loan Agreement shall be severable from every other provision of this Loan Agreement for the purpose of determining the legal enforceability of any specific provision. All covenants, representations, and warranties made in this Loan Agreement shall continue in full force and effect so long as any Obligations hereunder remain outstanding. This Loan Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflicts of laws rules. Borrower and Lender consent to the jurisdiction of the United States District Court for the District of Delaware and the state courts located in New Castle, Delaware.

10.                               NOTICES. Unless otherwise provided in this Loan Agreement, all notices, requests, consents, demands, and other communications by any party relating to this Loan Agreement or any other Transaction Document shall be in writing and will be deemed given: (a) when delivered if delivered personally (including by courier); (b) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested, except for financial statements and other informational documents which may be sent by first-class mail); (c) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery; or (d) upon receipt of a confirmed transmission, if sent by .pdf or facsimile transmission, in each case, to Borrower or Lender, as the case may be, at its addresses set forth below (or, in the case of .pdf, to the email address designated from time to time):

If to Borrower:	Accolade, Inc. 660 W. Germantown Pike, Suite #500 Plymouth Meeting, PA 19462 Attention: Legal Department Phone: 267.765.0804 Email: rich.eskew@accolade.com rajeev.singh@accolade.com

with a copy (which shall not constitute notice) to:	Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn, Pennsylvania 19312 Fax: (610) 640-7835 Attention: Christopher S. Miller, Esquire E-mail: millerc@pepperlaw.com

If to Lender:	ESCALATE CAPITAL PARTNERS SBIC III, LP 300 West Sixth Street, Suite 2230 Austin, Texas 78701 Attention: Tony Schell Phone: 512.651.2105 Fax: 512.651.2101 Email: tony@escalatecapital.com

and to:	Escalate Capital Partners Attention: Simon James Email: simon@escalatecapital.com

with a copy (which shall not constitute notice) to:	McGuireWoods LLP 2000 McKinney Avenue, Suite 1400 Dallas, Texas 75201 Attn: David McLean, Esq. Phone: 214.932.6401 Fax: 214.932.6499 Email: dpmclean@mcguirewoods.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.                               JURY WAIVER; ARBITRATION. LENDER AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS LOAN AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING

WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS LOAN AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH FINAL AND BINDING ARBITRATION TO BE HELD IN THE STATE OF DELAWARE IN ACCORDANCE WITH THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. JUDGMENT UPON ANY AWARD RESULTING FROM ARBITRATION MAY BE ENTERED INTO AND ENFORCED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.

12.                               THE ACT. This Loan Agreement, the other Transaction Documents and all transactions contemplated hereby and thereby are subject to provisions of the Act, and shall be governed thereby to the extent of any conflict therewith.

13.                               DEFINITIONS.

“Act” means the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder.

“Advances” has the meaning set forth in Section 1.1.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, or any Person that controls or is controlled by or is under common control with such Person.

“Authorization Agreement” means an Authorization Agreement for Pre-Authorized Payments in the form attached hereto as Exhibit A, duly executed by Borrower.

“Borrower” has the meaning set forth in the introductory paragraph.

“Cash” means the unrestricted cash at Comerica Bank and in the Citibank Account in Borrower’s name.

“Cash Burn” shall have the meaning set forth in the Senior Loan Agreement as in effect on the Closing Date.

“Capitalized Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person (but without giving effect to FASB ASC 840).

“Change of Control” shall mean the occurrence of any of the following:

(a)                                 any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of Borrower by Borrower representing in the aggregate more than 50% of its issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of Borrower by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding voting securities of Borrower on a fully diluted basis and the receipt of any consideration in connection therewith, in each case other than to the existing stockholders and their Affiliates;

(b)                                 a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of Borrower immediately prior to such transaction receive, in exchange for securities of Borrower owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons (and their Affiliates) who were holders of voting securities of Borrower immediately prior to such merger, consolidation, reorganization, recapitalization or share exchange hold less than 50% of the capital stock, calculated on a fully diluted basis, of the resulting corporation entitled to vote in the election of directors;

(c)                                  a sale, transfer or other disposition of 50% or more of the assets of Borrower and its Subsidiaries, on a consolidated basis;

(d)                                 Borrower fails to own and control, directly or indirectly, 100% of the equity interests of each of its Subsidiaries (except to the extent permitted hereunder); or

(e)                                  the initial public offering of securities by Borrower other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form.

“Citibank Accounts” means the deposit accounts held at Citibank, account numbers 31019951, 2531510105, and 2531510201, which are solely for the use of Borrower’s office in Prague, Czech Republic.

“Closing and Arrangement Fee” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.1.

“Collateral” has the meaning set forth in Section 3.

“Commitment” has the meaning set forth in Section 1.1.

“Commitment Amount” has the meaning set forth in Section 1.1.

“Common Stock” means the common stock, par value $0.0001 per share, of the Borrower.

“Compliance Certificate” shall mean the certificate to be furnished by Borrower to Lender pursuant to Section 5.1(h) hereof, substantially in the form attached hereto as Exhibit H and certified by a Responsible Officer of Borrower, in which report Borrower shall set forth the information specified therein.

“Contingent Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (a) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (b) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued for the account of that Person; and (c) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreements” means a control agreement, in form and substance reasonably satisfactory to Lender, entered into with the bank or securities intermediary at which any Deposit Account or Securities Account is maintained by Borrower or any of its Subsidiaries as required under the terms of Section 5.14. Schedule 5.14 identifies all of the Control Agreements that are required to be in effect on the Initial Closing Date (or such later date as set forth herein).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Cost of Money” shall have the meaning set forth in, and be calculated as provided in, the Act.

“Default Rate” has the meaning set forth in Section 1.2(g).

“Deposit Account” means any “deposit account,” as such term is defined in Section 9-102(a)(30) of the Uniform Commercial Code, now owned or hereafter acquired by Borrower or any of its Subsidiaries or in which Borrower or any of its Subsidiaries now has or hereafter acquires any right and wherever located.

“Eligible Monthly Recurring Revenue” (or “EMRR”) shall have the meaning set forth in the Senior Loan Agreement as in effect on the Closing Date.

“Equity Interests” mean, with respect to any Person, the capital stock, partnership, membership or limited liability company interest, or other equity securities or equity ownership interest of such Person.

“Event of Default” shall have the meaning set forth in Section 6.

“Excluded Accounts” means (a) any payroll accounts, benefits accounts or zero balance accounts, (b) any petty cash and other bank accounts, amounts on deposit in which do not exceed $10,000 in the aggregate at any one time, (c) any withholding tax and fiduciary accounts, and (d) deposit accounts held at the Citibank Account (amounts on deposit in which do not exceed $750,000 in the aggregate at any one time).

“Facility Fee” has the meaning set forth in Section 1.3.

“Fiscal Year” means the twelve-month period ending on each December 31.

“Foreign Subsidiary” has the meaning set forth in Section 3.

“Funding Termination Date” has the meaning set forth in Section 1.1.

“GAAP” means generally accepted accounting principles in effect in the United States.

“Governmental Authority” means any federal, state, provincial, municipal, and foreign governmental entity, authority, or agency or any other political subdivision, or any entity exercising executive, legislative judicial, regulatory or administrative functions of government.

“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”) any obligation of the guaranteeing Person in respect of any obligation of another Person (the “primary obligor”) (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of the primary obligor in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (B) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the applicable Person in good faith.

“Incremental Advances” has the meaning set forth in Section 1.1.

“Incremental Closing Date” has the meaning set forth in Section 1.1.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit (other than trade payables incurred in the ordinary course of business, having a term of less than six (6) months that are not overdue by more than ninety (90) days), (b) all obligations evidenced by notes, bonds, debentures or similar instruments (including the Advances and the Senior Indebtedness), (c) the principal component of obligations under Capitalized Leases, and (d) all Contingent Obligations; provided, however, Indebtedness does not include any intercompany debt between Borrower and its Subsidiaries.

“Initial Advance” has the meaning set forth in Section 1.1.

“Initial Closing Date” has the meaning set forth in Section 1.1.

“Insolvency Event” has the meaning set forth in Section 6.1(b).

“Intellectual Property” means all “intellectual property” (as defined in the Uniform Commercial Code) and all of the following:

(a)                                 Copyrights, Trademarks and Patents;

(b)                                 any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)                                  any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d)                                 any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)                                  all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)                                   all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)                                  all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement, dated as of the date hereof, by and between Lender and Borrower, substantially in the form of Exhibit E attached hereto.

“Interest Rate” has the meaning set forth in Section 1.2.

“Latest Financial Statements” means the financial statements most recently delivered to Lender pursuant to this Loan Agreement.

“Legal Requirement” means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard, procedure enacted, adopted or applied by any Governmental Authority, including, decisions, orders, writs, awards, or injunctions of an arbitrator or a court or other Governmental Authority.

“Lender” has the meaning set forth in the introductory paragraph.

“Lien” means any lien, mortgage, pledge, charge, security interest or other encumbrance of any kind.

“Loan Agreement” has the meaning set forth in the introductory paragraph.

“Loan Availability” means, from time to time, the sum of (i) the Commitment Amount less the aggregate principal amount of all Advances then outstanding plus (ii) the Maximum Senior Indebtedness Amount less the aggregate principal amount of the advances that have been advanced under the Senior Loan Agreement and have not been repaid.

“Management Agreement” means that certain Management Agreement entered into as of January 1, 2010, by and between Borrower (f/k/a Accolade LLC) and Accretive, LLC, a Delaware limited liability company.

“Management Rights Agreement” means that certain letter agreement regarding management rights granted to Lender, dated as of the date hereof, by and between Lender and Borrower, substantially in the form of Exhibit I attached hereto, as may be amended, restated, supplemented, or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business operations, or assets of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Transaction Documents (other than the Warrant and the Second A&R Warrant) or of Lender to enforce any Transaction Documents (other than the Warrant and the Second A&R Warrant), or (c) the value, perfection or priority of Lender’s security interest in any material portion of the Collateral.

“Maturity Date” has the meaning set forth in Section 1.2(c)(iii).

“Maximum Lawful Amount” means the maximum amount of interest that is permissible under applicable state or federal laws for the type of loan evidenced by the Transaction Documents.

“Maximum Senior Indebtedness Amount” means $20,000,000 of revolving loans, less revolving commitment reductions, to the extent such reductions are permanent.

“Minimum Eligible Monthly Recurring Revenue” means the product of (i) four (4) multiplied by (ii) Eligible Monthly Recurring Revenue.

“Note” has the meaning set forth in Section 2.1(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Advances, and (b) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower and each of its respective Subsidiaries to Lender under any Transaction Document of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against Borrower or any Affiliate thereof of any proceeding under any federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same.

“Payoff Letter” means that certain payoff letter dated as of the date hereof by and between Borrower and Lender (acting as administrative agent for the lenders under the Prior Facility) setting forth the payoff amounts and directions for all amounts owing under the Prior Facility.

“Permits” means all franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances and other similar permits or rights obtained from any Governmental Authority and all pending applications therefor, which are material to the business of Borrower.

“Permitted Indebtedness” means:

(a)                                 Indebtedness of Borrower in favor of Lender arising under this Loan Agreement or any other Transaction Document;

(b)                                 Senior Indebtedness in an amount not to exceed the Maximum Senior Indebtedness Amount;

(c)                                  Indebtedness not to exceed $1,300,000 in the aggregate in any Fiscal Year of Borrower secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided, that such Indebtedness does not exceed the cost of the equipment and related software financed with such Indebtedness;

(d)                                 Subordinated Debt in an aggregate principal amount not to exceed $250,000;

(e)                                  Indebtedness to trade creditors incurred in the ordinary course of business;

(f)                                   Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(g)                                  Indebtedness arising from judgments or decrees not deemed to be a default or Event of Default under Section 6.1(e):

(h)                                 extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness in clause (a) through clause (f) above and clause (i) and clause (k) below, provided that (i) the principal amount thereof is not increased or the terms thereof are, taken as a whole, not modified to impose materially more burdensome terms upon Borrower, (ii) the interest rate margins or any fixed interest rates on such Indebtedness are not increased (except to the extent reflecting prevailing market terms), or (iii) restrictions are not added on the ability of Borrower to repay the Advances, other than those in effect on the date hereof;

(i)                                     performance bonds, surety bonds, and other indemnities or similar obligations issued in the ordinary course of business;

(j)                                    Indebtedness existing on the date hereof, other than as set forth in this definition, and set forth in Schedule 5.4;

(k)                                 Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; and

(l)                                     Indebtedness in respect of netting services, overdraft protection, cash management obligations and similar arrangements entered into in the ordinary course of business.

“Permitted Investments” are:

(a)                                 investments shown on Schedule 4(o) hereto and existing on the date hereof;

(b)                                 (i) marketable direct obligations issued or unconditionally guaranteed or insured by the United States or its agency or instrumentality thereof or any State maturing within one year from its acquisition, (ii) commercial paper maturing no more than one year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) certificates of deposit issued maturing no more than one year after issue, (iv) money market accounts subject to a Control Agreement, (v) investments in regular checking or deposit accounts subject to a Control Agreement and payroll and employee benefit deposit accounts, (vi) investments made pursuant to Borrower’s investment policy approved by its board of directors and disclosed to Lender; and (vii) investments in Excluded Accounts;

(c)                                  investments of wholly-owned Subsidiaries in or to other wholly-owned Subsidiaries and investments by Borrower in any domestic Subsidiaries that have guaranteed the Obligations pursuant to Section 5.10 of this Loan Agreement;

(d)                                 investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(e)                                  investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this clause (e) shall not apply to investments of Borrower in any Subsidiary;

(f)                                   investments consisting of (i) travel advance and employee relocation loans and other employee loans and advance in the ordinary course of business, and (ii) loans to employees, officers or directors, members, managers or stockholders relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors not to exceed, for all such investments $100,000 in the aggregate outstanding at any time;

(g)                                  investments otherwise expressly permitted under the terms of this Loan Agreement.

(h)                                 (i) investments by Borrower or any wholly-owned Subsidiaries of Borrower, in its Subsidiaries that are not wholly-owned Subsidiaries or in joint ventures, (ii) investments by Borrower and any domestic Subsidiaries that have guaranteed the Obligations pursuant to Section 5.10 hereof, in its Subsidiaries that have not guaranteed the Obligations pursuant to Section 5.10 hereof, and (iii) investments by non-wholly-owned Subsidiaries or by Subsidiaries that have not guaranteed the Obligations pursuant to Section 5.10 hereof, in other non-wholly-owned Subsidiaries of Borrower or in other Subsidiaries of Borrower that have not guaranteed the Obligations pursuant to Section 5.10 hereof; provided that, in respect of subclauses (i) and (ii) above, the aggregate principal amount of such investments at any one time outstanding shall not exceed $100,000;

(i)                                     investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 5.3(f);

(j)                                    to the extent constituting investments, deposits made in the ordinary course of business securing contractual obligations of the Borrower or any of its Subsidiaries to the extent constituting a Permitted Lien;

(k)                                 investments by Borrower in Accolade Technologies s.r.o. not to exceed $7,500,000 in the aggregate per Fiscal Year;

(l)                                     the acquisition by Borrower or any of its Subsidiaries of all or substantially all of the Equity Interests or property of another Person, provided that such transaction (i) does not in the aggregate exceed Five Million Dollars ($5,000,000) during any Fiscal Year and (ii) Borrower’s consideration is in the form of Borrower’s equity securities; and

(m)                             other investments not listed above in an aggregate amount at any time outstanding not to exceed the sum (without duplication) of (i) $1,000,000 plus (ii) the net cash proceeds of any equity issuance by the Borrower or of any capital contribution to the Borrower plus (iii) such investment to the extent the acquisition consideration for such investment has been paid for with equity interests in the Borrower, provided that (i) no Event of Default has occurred and is continuing and (ii) Lender shall have received evidence that, after giving effect to such investment, Borrower shall be in pro forma compliance with the financial covenants set forth herein.

“Permitted Liens” means:

(a)                                 any Liens (i) existing on the Initial Closing Date and listed on Schedule 4(f) hereto (excluding Liens to be satisfied with the proceeds of the Initial Advance) and renewals, refinancings and extensions thereof on substantially the same or better terms as in effect on the Initial Closing Date or otherwise in compliance with this Loan Agreement or (ii) arising under this Loan Agreement or the other Transaction Documents;

(b)                                 Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves;

(c)                                  Liens securing purchase money Indebtedness or capital lease obligations; provided, that: (i) the purchase or lease of the asset subject to any such Lien is permitted under this Loan Agreement, (ii) the Indebtedness or other obligation secured by any such Lien is Permitted Indebtedness, (iii) any such Lien encumbers only the asset so purchased or leased and the proceeds thereof, and (iv) the Indebtedness secured by such Lien is incurred within ninety (90) days after the purchase or lease of such asset;

(d)                                 leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business;

(e)                                  Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 6;

(f)                                   Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions, provided that Lender has a perfected security interest in the amounts held in such deposit accounts;

(g)                                  Liens securing the Senior Indebtedness in an amount not to exceed the Maximum Senior Indebtedness Amount, and Liens securing Indebtedness described in clauses (c), (d) or (l) of the definition of Permitted Indebtedness and extensions, refinancings, modifications, amendments and restatements thereof;

(h)                                 Liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar liens incurred in the ordinary course of business for sums not overdue more than sixty (60) days or Properly Contested;

(i)                                     Liens (other than any lien created by Section 4068 of ERISA and securing an obligation of any employer or employers which is delinquent) incurred or deposits or pledges made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security, or to secure the performance of bids, leases, customs, tenders, statutory obligations, surety and appeal bonds, payment and performance bonds, return-of-money bonds and other similar obligations (not incurred in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property);

(j)                                    easements, rights-of-way, restrictions, covenants, conditions and other liens incurred, licenses and sublicenses and other similar rights granted to others in the ordinary course of business and not, individually or in the aggregate, materially interfering with the ordinary conduct of the business of the applicable Person;

(k)                                 Liens which are incidental to the conduct of the Borrower’s business or the ownership of its property and assets and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially impair the ordinary conduct of the business of the applicable Person;

(l)                                     Liens securing Indebtedness incurred to the extent used to finance insurance premiums;

(m)                             Liens arising from Uniform Commercial Code financing statement filings regarding operating leases and consignments;

(n)                                 Liens consisting of rights of set-off or bankers’ liens or amounts on deposit;

(o)                                 any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted by this Loan Agreement;

(p)                                 Liens in favor of collecting banks arising under Section 4-208 or 4-210 of the Uniform Commercial Code;

(q)                                 Liens (including the right of set-off, revocation, refund or chargeback) in favor of a bank or other depository institution arising as a matter of law encumbering deposits and solely relating to the maintenance of any applicable bank or deposit account;

(r)                                    Liens arising out of consignment, title retention, conditional sale or similar arrangements for the sale of goods entered into by a Borrower or any Subsidiary of a Borrower in the ordinary course of business;

(s)                                   Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(t)                                    Liens consisting of an agreement to dispose of property to the extent constituting a Permitted Transfer;

(u)                                 Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business; and

(v)                                 Liens consisting of security deposits in connection with leases, subleases, sublicenses, use and occupancy agreements, utility services and similar transactions entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and not required as a result of any breach of any agreement or default in payment of any obligation.

“Permitted Transfers” has the meaning set forth in Section 5.3(f).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity, or governmental agency.

“Principal Commencement Date” has the meaning set forth in Section 1.2(c)(i).

“Principal Extension Facility Fee” has the meaning set forth in Section 1.3.

“Prior Facility” means all amounts owing under that certain Amended and Restated Loan and Security Agreement by and among Borrower, Lender (as a lender and administrative agent), and Comerica Bank dated as of November 20, 2015.

“Properly Contested” means, with respect to any obligation of Borrower, (a) the obligation is subject to a bona fide dispute regarding amount or the Borrower’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect; and (e) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review

“Responsible Officer” means either of the Chief Executive Officer or Chief Financial Officer of Borrower.

“Revenue” means the gross revenue under contract of Borrower, determined on a consolidated basis in accordance with Borrower’s internal procedures, which will be in accordance with GAAP, with such adjustments as agreed between Borrower and Lender.

“SBA Letter Agreement” means that certain letter agreement regarding matters pertaining to the Act, dated as of the date hereof, by and between Lender and Borrower, substantially in the form of Exhibit F attached hereto.

“Second A&R Warrant” has the meaning set forth in Section 2.1(g).

“Securities Account” means any “securities account” as defined in the Uniform Commercial Code.

“Senior Indebtedness” means all obligations, liabilities and Indebtedness of every nature of Borrower from time to time owed under the Senior Loan Documents or under any replacement or substitute senior loan facility; provided, however, that in no event shall the principal amount of the Senior Indebtedness exceed the Maximum Senior Indebtedness Amount. Senior Indebtedness shall be considered to be outstanding whenever any loan commitment or principal amount under the Senior Loan Documents is outstanding.

“Senior Lender” means Comerica Bank, or any replacement or substitute lender permitted under the subordination agreement between the Lender and the Senior Lender.

“Senior Loan Agreement” means that certain Loan and Security Agreement dated as of January 30, 2017, by and between Borrower and Senior Lender, as the same may be amended, supplemented or otherwise modified from time to time as permitted herein.

“Senior Loan Documents” means the Senior Loan Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time as permitted herein, including a subordination or intercreditor agreement by and between Lender and Senior Lender, in form and substance reasonably satisfactory to Lender.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Lender on terms acceptable to Lender (and identified as being such by Borrower and Lender).

“Subordinated Debt Documents” shall mean and include any documents evidencing any Subordinated Debt, in each case, as the same may be amended, modified, supplemented or otherwise modified from time to time in compliance with the terms of this Loan Agreement.

“Subordination Agreements” shall mean, collectively, any subordination agreements entered into by any Person from time to time in favor of Lender in connection with any Subordinated Debt, the terms of which are reasonably acceptable to Lender, in each case as the same may be amended, restated or otherwise modified from time to time, and “Subordination Agreement” shall mean any one of them.

“Subsidiaries” shall mean for any Person, a joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transaction Documents” means this Loan Agreement, the Warrant, the Second A&R Warrant, the Intellectual Property Security Agreement, each Subordination Agreement, and all other agreements, documents and instruments executed from time to time in connection herewith, as the same may be amended, supplemented, or otherwise modified from time to time as permitted herein.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of Delaware.

“Warrant” has the meaning set forth in Section 2.

“Warrant Shares” has the meaning set forth in Section 2.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Loan and Security Agreement as of the first day above written.

BORROWER:

ACCOLADE, INC.,
a Delaware corporation

By:	/s/ Rajeev Singh
Name: Rajeev Singh
Title: Chief Executive Officer

[Signature Page to Loan and Security Agreement]

LENDER:

ESCALATE CAPITAL PARTNERS SBIC III, LP,
a Delaware limited partnership

By:	Escalate SBIC Capital Management III. LLC,
its general partner

By:	/s/ William A. Schell
Name:	William A. Schell
Title:	Manager

[Signature Page to Loan and Security Agreement]

Exhibit A — Form of Authorization for Pre-Authorized Payments (Debit)

AUTHORIZATION AGREEMENT FOR PRE-AUTHORIZED PAYMENTS (DEBIT)

Company Name: ACCOLADE, INC., a Delaware corporation (the “Company”).

The undersigned hereby authorizes ESCALATE CAPITAL PARTNERS SBIC III, LP (“Escalate”) and the financial institution named below (“Bank”) to electronically charge Company’s account specified below for payments due under that certain Secured Promissory Note dated as of January 30, 2017 a copy of which is attached hereto as Exhibit A.

Comerica Bank	226 Airport Parkway
Bank Name	Branch Location (where account was opened)

San Jose	CA	95110
City	State	Zip Code

121137522
Bank Transit/ABA Number	Account Number

Checking	Accolade, Inc.
Checking or Savings Account	Account Name

This authority is to remain in full force and effect until Bank has received written notification from Escalate of its termination in such time and in such manner as to afford Bank a reasonable opportunity to act on it. Following termination of the authority granted hereby, the Company shall make all payments due Escalate at such time and in such manner directed by Escalate.

[Signature page follows]

EXHIBIT A-1

Authorizing Party (Please Print)		Tax ID Number

Signature	Date	Signature	Date

EXHIBIT A-2

EXHIBIT A

to

AUTHORIZATION AGREEMENT FOR PRE-AUTHORIZED PAYMENTS (DEBIT)

Secured Promissory Note

(See attached)

EXHIBIT A-3

Exhibit B — Form of Note

See attached.

EXECUTION VERSION

SECURED PROMISSORY NOTE

THIS SECURED PROMISSORY NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT AMONG COMERICA BANK, BORROWER, AND LENDER DATED AS OF JANUARY 30, 2017, AS SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT MAY BE AMENDED, RESTATED, REPLACED, SUPPLEMENTED, OR MODIFIED FROM TIME TO TIME.

Up to $20,000,000	Dated: January 30, 2017

FOR VALUE RECEIVED, the undersigned, ACCOLADE, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of ESCALATE CAPITAL PARTNERS SBIC III, LP, a Delaware limited partnership (“Lender”), the principal amount of up to Twenty Million and No/100 Dollars ($20,000,000) (or such lesser principal amount as is actually loaned to the Borrower by Lender pursuant to the Loan Agreement as determined by Lender, which shall be conclusive and binding absent manifest error), together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. Payments of principal of and interest on, this Secured Promissory Note (this “Note”) are to be made in accordance with Section 1.2 of that certain Loan and Security Agreement dated as of the date hereof by and between Lender and Borrower (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) and in lawful money of the United States of America. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Loan Agreement.

This Note is the one referred to in, and is entitled to the benefits of, the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Advances, interest on the Advances and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Borrower hereby irrevocably authorizes Lender to make (or cause to be made) appropriate notations on its books and records, which notations, if made, shall evidence, inter alia, the date and amount of any Advances under the Loan Agreement. Such notations shall be presumptively correct in the absence of manifest error; provided, that the failure of Lender to make any such notations shall not limit or otherwise affect any obligations of the Borrower or any other obligor.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance, and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including, without limitation, documented attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

ACCOLADE, INC.,
a Delaware Corporation

By:	/s/ Rajeev Singh
Name: Rajeev Singh
Title: Chief Executive Officer

Signature Page to Secured Promissory Note

Exhibit C — Form of Corporate Resolutions to Borrow

See attached.

EXHIBIT C-1

ACCOLADE, INC.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

IN LIEU OF SPECIAL MEETING

In accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”) and the Bylaws of Accolade, Inc., a Delaware corporation (the “Company”), the undersigned, constituting (i) at least 75% of the outstanding shares of Preferred Stock, par value $0.0001, of the Company (the “Preferred Stock”) voting together on an “as-if-converted” basis (the “Aggregate Preferred Holders”) and (ii) at least 75% or 66.7%, as applicable, of the outstanding shares of each series of Preferred Stock, each voting as a separate class (the “Requisite Series Holders” and such holders of Preferred Stock the “Preferred Stockholders”, and collectively with the Aggregate Preferred Holders, the “Requisite Holders”) hereby adopt the following resolutions by their written consent, without a meeting:

APPROVAL OF LOAN AGREEMENTS, WARRANTS AND TRANSACTION DOCUMENTS

WHEREAS, the Company desires to enter into that certain Loan and Security Agreement, by and between the Company and Escalate Capital Partners SBIC III, LP, a Delaware limited partnership (“Escalate Lender”) pursuant to which, on the terms and subject to the conditions set forth therein, the Company will be entitled to receive one or more loans from the Escalate Lender in an aggregate amount up to Twenty Million Dollars ($20,000,000.00), substantially in the form attached hereto as Exhibit A (the “Escalate Loan Agreement”);

WHEREAS, the Company desires to enter into that certain Loan and Security Agreement, by and between the Company and Comerica Bank (“Comerica Lender”, and collectively with Escalate Lender, the “Lenders” and each individually a “Lender”) pursuant to which, on the terms and subject to the conditions set forth therein, the Company will be entitled to receive revolving loans from the Comerica Lender in an aggregate amount up to Twenty Million Seven Hundred Fifty Thousand Dollars ($20,750,000.00), substantially in the form attached hereto as Exhibit B (the “Comerica Loan Agreement”, and collectively with the Escalate Loan Agreement, the “Loan Agreements”);

WHEREAS, in connection with the Company’s entry into the Loan Agreements and in order to secure or otherwise assure the Company’s obligations thereunder, the Company desires to: (i) issue to Comerica a warrant substantially in the form of Exhibit C (the “New Comerica Warrant”) to purchase up to 111,442 shares of Common Stock pursuant to the terms and conditions set forth therein; (ii) amend and restate that certain Warrant to Purchase Common Stock dated November 20, 2015, as amended, issued to Comerica or its permitted assigns, substantially in the form of Exhibit D (the “Amended and Restated Comerica Warrant”);(iii) amend and restate that certain Amended and Restated Warrant to Purchase Common Stock dated November 20, 2015, as amended, issued to Escalate or its permitted assigns, substantially in the form of Exhibit E (the “Second Amended and Restated Escalate Warrant”) and (iv) issue to Escalate a warrant substantially in the form of Exhibit F to purchase 217,712 shares of Common Stock pursuant to the terms and conditions set forth therein (the “New Escalate Warrant”, and together with the Second Amended and Restated Escalate Warrant, the New Comerica Warrant and the Amended and Restated Comerica Warrant, the “Warrants”) (collectively, the “Warrant Transactions”);

WHEREAS, in connection with the Company’s entry into the Loan Agreements the Warrant Transactions and in order to secure or otherwise assure the Company’s obligations thereunder, the Lenders proposed that the Company enter into certain agreements and documents that are ancillary to the Loan Agreements and the Warrants, including any promissory notes, deposit account control agreements, collateral assignments, financing statements, mortgages, deeds of trust, assignments, reimbursement agreements, indemnities and other documents, instruments, agreements and certificates mutually agreed upon by the Lenders and the Company (together, such ancillary documents are the “Transaction Documents”);

WHEREAS, the terms of each of the Loan Agreements, the Warrants and the proposed Transaction Documents have been reported to and reviewed by the Board, and the Board has determined that the execution, delivery and performance by the Company of each of such documents and the transactions contemplated thereby (which transactions include, without limitation, the (i) borrowings and incurrence of the other obligations and liabilities thereunder, (ii) the pledge and grant of the liens and security interests in the assets of the Company, and (iii) the Warrant Transactions and the issuance of the Warrants and the reservation of equity securities for issuance upon the exercise of the Warrants, in each case, as described in the applicable document (together, the “Contemplated Transactions”)) are in the best interest of the Company, are reasonably expected to benefit the Company, directly or indirectly, and the consideration to be received by the Company in connection therewith is reasonably equivalent to the obligations and liabilities of the Company thereunder;

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders that the Company (i) enter into the Loan Agreements, the Transaction Documents and to issue the Warrants, each in substantially the form and substance reviewed by the Board, and (ii) consummate the Contemplated Transactions, and the Board has submitted the Loan Agreements, the Transaction Documents and the Warrants to the Preferred Stockholders for their review with the recommendation that the Preferred Stockholders approve the same as well as the Company’s consummation of the Contemplated Transactions;

WHEREAS, pursuant to Article IV, Section C(5)(c)(xii) of the Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Company may not, without consent of the Aggregate Preferred Holders, incur or guaranty any debt such that the aggregate outstanding amount of all debt and guarantees of third party obligations of the Company and its subsidiaries is more than $750,000 (the “Debt Limit”); and

WHEREAS, the Contemplated Transactions would cause the Company to exceed the Debt Limit and therefore the Aggregate Preferred Holders desire to hereby approve, in accordance with the terms of the Certificate of Incorporation, the Company’s incurrence of such indebtedness.

NOW, THEREFORE, BE IT HEREBY RESOLVED, that the Company’s execution, delivery, performance and issuance of the Loan Agreements, the Warrants and the Transaction Documents is hereby authorized and approved.

RESOLVED FURTHER, that the Company’s entry into any of the proposed Transaction Documents and the Company’s consummation of the Contemplated Transactions is hereby authorized and approved.

RESOLVED FURTHER, that the reservation of the requisite shares of Common Stock for possible issuance pursuant to the Warrants is hereby authorized and approved.

RESOLVED FURTHER, that the Aggregate Preferred Holders hereby expressly approve, in accordance with the Certificate of Incorporation, the Loan Agreements and the Company’s incurrence of indebtedness in excess of the Debt Limit; and

RESOLVED FURTHER, that, effective immediately prior to, and conditioned upon the consummation of, the Contemplated Transactions, the Requisite Series Holders hereby waive, pursuant to Section 2.6 of that certain Third Amended and Restated Investor Rights Agreement dated July 26, 2016, by and among the Company and the parties thereto, as amended to date (the “IRA”), any and all rights to receive notice, preemptive rights, over-subscription rights and similar rights provided to the Preferred Stockholders pursuant to Section 2 of the IRA with respect to: (i) the Company’s issuance of the New Comerica Warrant, (ii) the Company’s issuance of the New Escalate Warrant, (iii) the Company’s entering into that certain Second Amended and Restated Escalate Warrant, (iv) the Company’s entering into that certain Amended and Restated Comerica Warrant and (v) the issuance of any securities issuable pursuant to the exercise of any Warrant pursuant to, and in accordance with, the terms thereof.

OMNIBUS RESOLUTIONS

NOW, THEREFORE, BE IT HEREBY RESOLVED: that the directors of the Company are authorized and empowered to take any and all such further action as may be deemed necessary or advisable to effectuate the purposes and intent of the resolutions hereby adopted.

RESOLVED FURTHER: that the officers of the Company be, and each of them hereby is, authorized to sign, execute, certify to, verify, acknowledge, deliver, accept, file and record any and all such additional agreements, instruments, certificates, documents, reports, and schedules (including, but not limited to, any increases, renewals, extensions, amendments, modifications, restatements or waivers of any of the foregoing or of any of the Loan Agreement, Warrants or Transaction Documents), and to take, or cause to be taken, any and all such action, in the name and on behalf of the Company, which shall be required to consummate any of the foregoing resolutions (including but not limited to the consummation of the Contemplated Transactions or any increase, renewal, extension, amendment, modification, restatement or waiver thereof) or which any officer shall, in such officer’s sole discretion, deem necessary or appropriate and in the best interest of the Company in order to effect the purposes of the foregoing resolutions, and such officer’s signature, or such actions taken by such officer, shall be conclusive evidence that such officer did deem same to be necessary or appropriate and in the best interest of the Company in order to effect such purposes; provided that attestation of any agreement or document by the Secretary or an Assistant Secretary of the Company shall not be required for the validity thereof, except to the extent expressly required by applicable law.

RESOLVED FURTHER: that any and all actions taken by the directors or officers of the Company to carry out the purposes and intent of the foregoing resolutions prior to their adoption are approved, ratified and confirmed.

RESOLVED FURTHER, that the foregoing resolutions may be relied upon by any Lender until receipt and written acknowledgment thereby of written notice of their amendment or rescission and that any such receipt and acknowledgment shall not affect any action taken by any Lender in reliance on the foregoing resolutions prior thereto.

RESOLVED FURTHER, that the officers of the Company are, and each of them hereby is, authorized and directed to certify to any Lender the foregoing resolutions.

RESOLVED FURTHER: that this Action by Written Consent of Stockholders in Lieu of Special Meeting may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Execution by electronic means or other reliable reproduction of this Action by Written Consent of Stockholders in Lieu of Special

Meeting may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reliable reproduction is a complete reproduction of the entire original writing.

[Remainder of Page Intentionally Left Blank]

This Action by Written Consent of Stockholders in Lieu of Special Meeting shall be effective as of the date the Company receives the consent of the Requisite Holders. By executing this Action by Written Consent of Stockholders in Lieu of Special Meeting, each undersigned stockholder is giving written consent with respect to all shares of capital stock held by such stockholder in favor of the above resolutions.

STOCKHOLDER:

By:
Signature of Stockholder

Name of Signing Person (Printed)

Name of Entity (if Stockholder is not an individual)

Title:
(if Stockholder is not an individual)

Date:	, 2017

EXHIBIT A

Escalate Loan Agreement

(See attached)

EXHIBIT B

Comerica Loan Agreement

(See attached)

EXHIBIT C

New Comerica Warrant

(See attached)

EXHIBIT D

Amended and Restated Comerica Warrant

(See attached)

EXHIBIT E

Second Amended and Restated Escalate Warrant

(See attached)

EXHIBIT F

New Escalate Warrant

(See attached)

ACCOLADE, INC.

ACTION BY UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

In accordance with Section 141(f) of the Delaware General Corporation Law (the “DGCL”) and the Bylaws of Accolade, Inc., a Delaware corporation (the “Company”), the undersigned, constituting all of the members of the Company’s Board of Directors (the “Board”), hereby adopt the following resolutions by their written consent, without a meeting:

APPROVAL OF LOAN AGREEMENTS, WARRANTS AND TRANSACTION DOCUMENTS

WHEREAS, the Company desires to enter into that certain Loan and Security Agreement, by and between the Company and Escalate Capital Partners SBIC III, LP, a Delaware limited partnership (“Escalate Lender”) pursuant to which, on the terms and subject to the conditions set forth therein, the Company will be entitled to receive one or more loans from the Escalate Lender in an aggregate amount up to Twenty Million Dollars ($20,000,000.00), substantially in the form attached hereto as Exhibit A (the “Escalate Loan Agreement”);

WHEREAS, the Company desires to enter into that certain Loan and Security Agreement, by and between the Company and Comerica Bank (“Comerica Lender”, and collectively with Escalate Lender, the “Lenders” and each individually a “Lender”) pursuant to which, on the terms and subject to the conditions set forth therein, the Company will be entitled to receive revolving loans from the Comerica Lender in an aggregate amount up to Twenty Million Seven Hundred Fifty Thousand Dollars ($20,750,000.00), substantially in the form attached hereto as Exhibit B (the “Comerica Loan Agreement”, and collectively with the Escalate Loan Agreement, the “Loan Agreements”);

WHEREAS, in connection with the Company’s entry into the Loan Agreements and in order to secure or otherwise assure the Company’s obligations thereunder, the Company desires to: (i) issue to Comerica a warrant substantially in the form of Exhibit C (the “New Comerica Warrant”) to purchase up to 111,442 shares of Common Stock pursuant to the terms and conditions set forth therein; (ii) amend and restate that certain Warrant to Purchase Common Stock dated November 20, 2015, as amended, issued to Comerica or its permitted assigns, substantially in the form of Exhibit D (the “Amended and Restated Comerica Warrant”); (iii) amend and restate that certain Amended and Restated Warrant to Purchase Common Stock dated November 20, 2015, as amended, issued to Escalate or its permitted assigns, substantially in the form of Exhibit E (the “Second Amended and Restated Escalate Warrant”) and (iv) issue to Escalate a warrant substantially in the form of Exhibit F to purchase 217,712 shares of Common Stock pursuant to the terms and conditions set forth therein (the “New Escalate Warrant”, and together with the Second Amended and Restated Escalate Warrant, the New Comerica Warrant and the Amended and Restated Comerica Warrant, the “Warrants”) (collectively, the “Warrant Transactions”);

WHEREAS, in connection with the Company’s entry into the Loan Agreements and the Warrant Transactions, and in order to secure or otherwise assure the Company’s obligations thereunder, the Lenders proposed that the Company enter into certain agreements and documents that are ancillary to the Loan Agreements and the Warrants, including any promissory notes, deposit account control agreements, collateral assignments, financing statements, mortgages, deeds of trust, assignments, reimbursement agreements, indemnities and other documents, instruments, agreements and certificates mutually agreed upon by the Lenders and the Company (together, such ancillary documents are the “Transaction Documents”);

WHEREAS, the terms of each of the Loan Agreements, the Warrants and the proposed Transaction Documents have been reported to and reviewed by the Board, and the Board has determined that the execution, delivery and performance by the Company of each of such documents and the transactions contemplated thereby (which transactions include, without limitation, the (i) borrowings and incurrence of the other obligations and liabilities thereunder, (ii) the pledge and grant of the liens and security interests in the assets of the Company, and (iii) the Warrant Transactions and the issuance of the Warrants and the reservation of equity securities for issuance upon the exercise of the Warrants, in each case, as described in the applicable document (together, the “Contemplated Transactions”)) are in the best interest of the Company, are reasonably expected to benefit the Company, directly or indirectly, and the consideration to be received by the Company in connection therewith is reasonably equivalent to the obligations and liabilities of the Company thereunder;

WHEREAS, pursuant to Section 5.8 of that certain Third Amended and Restated Investor Rights Agreement dated July 26, 2016, by and among the Company and the stockholders of the Company signatory thereto, as amended to date (the “IRA”), the Company may not, without the approval of a majority of the Board (including the affirmative vote of a majority of the Independent Directors (as defined therein), incur indebtedness in excess of $100,000 in the aggregate that is not already included in a Board-approved annual budget (the “Majority Debt Limit”);

WHEREAS, pursuant to Section 5.9 of the IRA, the Company may not, without the approval of members of the Board who constitute at least two-thirds of the Board, incur indebtedness that would result in the Company’s aggregate indebtedness exceeding $750,000 (the “Supermajority Debt Limit”);

WHEREAS, the Contemplated Transactions would cause the Company to exceed both the Majority Debt Limit and the Supermajority Debt Limit and therefore the Board desires to hereby approve, in accordance with the terms of the IRA, the Company’s incurrence of such indebtedness; and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its Stockholders that the Company (i) enter into the Loan Agreements, the Warrants and the Transaction Documents and to issue the Warrants, each in substantially the form and substance reviewed by the Board, and (ii) consummate the Contemplated Transactions, and the Board has submitted the Loan Agreements, the Warrants and the Transaction Documents to the requisite Stockholders (the “Requisite Stockholders”) for their review with the recommendation that the Requisite Stockholders approve the same as well as the Company’s consummation of the Contemplated Transactions.

NOW, THEREFORE, BE IT HEREBY RESOLVED: that that the Board hereby authorizes and approves the Company’s execution, delivery, performance and issuance of the Loan Agreements, the Warrants and the Transaction Documents.

RESOLVED FURTHER: that the Board hereby authorizes and approves the Company’s entry into any of the proposed Transaction Documents and the Company’s consummation of the Contemplated Transactions.

RESOLVED FURTHER: that the reservation of the requisite shares of Common Stock for possible issuance pursuant to the Warrants is hereby authorized and approved.

2

RESOLVED FURTHER: that the Board hereby adopts the resolutions set forth in the Corporation Resolutions and Incumbency Certification Authority to Procure Loans on Exhibit G (the “Comerica Procurement Resolutions”)

RESOLVED FURTHER: that the Authorized Officers be, and each of them hereby is, authorized and directed to submit the Loan Agreements, the Transaction Documents and the Warrants to the Requisite Stockholders for their approval and, upon receipt of such approval, to execute the Loan Agreements, the Transaction Documents, the Warrants and the other documents, agreements, instruments, and certificates, if any, to be delivered in connection therewith, with such changes or modifications thereto as may be approved by any such Authorized Officer, in such form and with such additions and changes to any or all of such terms and conditions as such Authorized Officer may approve as necessary, desirable or proper, such Authorized Officer’s approval to be conclusively evidenced by the execution and delivery of any such agreement, instrument, certificate or related document, and to take all such actions as any such Authorized Officer deems necessary or desirable to cause the Loan Agreements, the Transaction Documents and the Warrants to become effective.

RESOLVED FURTHER: that the Board hereby expressly approves, in accordance with the IRA, the Loan Agreements and the Company’s incurrence of indebtedness in excess of each of the Majority Debt Limit and the Supermajority Debt Limit.

RESOLVED FURTHER: that the Warrant Transactions shall be conducted in such a manner as to qualify for: (i) exemption from various state requirements regarding registration of the sale of securities, if available; and (ii) the exemption from the requirements of the Securities Act of 1933, as amended (the “Securities Act”), regarding registration of the sale of securities, as provided in 4(2) or Regulation D of the Securities Act, and each Authorized Officer of the Company, in consultation with legal counsel, is hereby authorized and directed to execute and file such documents as are necessary or appropriate.

RESOLVED FURTHER: in connection with the Loan Agreements and the transactions contemplated thereby, that any one of the Authorized Officers, including specifically Stephen Barnes, Jeffrey Smith and Rajeev Singh (each, an “Authorized Agent” and collectively, the “Authorized Agents”), be and hereby is, authorized on behalf of the Company to: (i) enter contracts regarding wire transfers; and (ii) designate those persons who can request a wire transfer payment order, cancellation and/or change to payment orders in the name of the Company and who can designate the bank account of the Company that is to be charged for the amount of the requested payment orders and related charges and fees, whether or not such person(s) is/are also designated by the Company as an Authorized Signer of such designated account(s) as the term is defined in the Comerica Business and Personal Deposit Account Contract.

RESOLVED FURTHER: that each of the Authorized Agents be, and hereby is, authorized to do the following for and on behalf of the Company: (i) enter and execute the Business Deposit Account Signature Document or any other Comerica acceptable signature card; (ii) designate Authorized Signers on a Business Deposit Account Signature Card or any other Comerica acceptable signature card which means that such Authorized Signers can: (1) execute any arrangements or documents for the use of any transfer service and/or non-transfer service offered through telephone, IVR, Comerica Web Banking or Comerica Web Banking for Small Business on behalf of or for the Company; (2) execute any agreements or documents for the use of any ATM or debit card on behalf of and for the Company; and (3) issue payment orders and/or funds transfers as set forth in the Comerica Business and Personal Deposit Account Contract, which include, but are not limited to, in person wires at a

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banking center and telephone internal funds transfers to or from an account of the Company; (iii) conduct all types of banking transactions available for the accounts that is allowed for Authorized Signers under the Comerica Declaration for Deposit Accounts and Treasury Management Services, applicable signature card and the Comerica Business and Personal Deposit Account Contract; and (iv) execute contracts/agreements for financial services, including, but not limited to, treasury management agreements.

OMNIBUS RESOLUTIONS

NOW, THEREFORE, BE IT HEREBY RESOLVED: that the directors of the Company are authorized and empowered to take any and all such further action as may be deemed necessary or advisable to effectuate the purposes and intent of the resolutions hereby adopted.

RESOLVED FURTHER: that the Authorized Officers of the Company be, and each of them hereby is, authorized to sign, execute, certify to, verify, acknowledge, deliver, accept, file and record any and all such additional agreements, instruments, certificates, documents, reports, and schedules (including, but not limited to, any increases, renewals, extensions, amendments, modifications, restatements or waivers of any of the foregoing or of any of the Loan Agreement, Warrants or Transaction Documents), and to take, or cause to be taken, any and all such action, in the name and on behalf of the Company, which shall be required to consummate any of the foregoing resolutions (including but not limited to opening bank accounts with Comerica and/or the consummation of the Contemplated Transactions or any increase, renewal, extension, amendment, modification, restatement or waiver thereof) or which any Authorized Officer shall, in such Authorized Officer’s sole discretion, deem necessary or appropriate and in the best interest of the Company in order to effect the purposes of the foregoing resolutions, and such Authorized Officer’s signature, or such actions taken by such Authorized Officer, shall be conclusive evidence that such Authorized Officer did deem same to be necessary or appropriate and in the best interest of the Company in order to effect such purposes; provided that attestation of any agreement or document by the Secretary or an Assistant Secretary of the Company shall not be required for the validity thereof, except to the extent expressly required by applicable law.

RESOLVED FURTHER: that all actions heretofore taken by the Authorized Officers and directors of the Company with respect to the foregoing transactions and all other matters contemplated by the foregoing resolutions are hereby approved, adopted, ratified and confirmed.

RESOLVED FURTHER: that the foregoing resolutions may be relied upon by any Lender until receipt and written acknowledgment thereby of written notice of their amendment or rescission and that any such receipt and acknowledgment shall not affect any action taken by any Lender in reliance on the foregoing resolutions prior thereto.

RESOLVED FURTHER: that the Authorized Officers of the Company are, and each of them hereby is, authorized and directed to certify to any Lender the foregoing resolutions.

RESOLVED FURTHER: that this Action by Unanimous Written Consent of the Board of Directors may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Execution by electronic means or other reliable reproduction of this Action by Unanimous Written Consent of the Board of Directors may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used. This Action by Unanimous Written Consent of the Board of Directors shall be filed with the minutes of the proceedings of the Board of Directors of the Company.

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[Remainder of Page Intentionally Left Blank]

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This Action by Unanimous Written Consent of the Board of Directors shall be effective on the date the Company receives the unanimous written consent of the Company’s directors.

Date:
Edgar Bronfman, Jr.

Date:
Sheila Burke

Date:
J. Michael Cline

Date:
William H. Frist

Date:
Jeff Jordan

Date:
Mark Mactas

Date:
James C. Madden, V

Date:
Thomas J. Neff

Date:
Rajeev Singh

Date:
Thomas K. Spann

Date:
Michael T. Yang

[Signature Page to Written Consent of the Board re: 2017 Debt Financing]

EXHIBIT A

Escalate Loan Agreement

(See attached)

EXHIBIT B

Comerica Loan Agreement

(See attached)

EXHIBIT C

New Comerica Warrant

(See attached)

EXHIBIT D

Amended and Restated Comerica Warrant

(See attached)

EXHIBIT E

Second Amended and Restated Escalate Warrant

(See attached)

EXHIBIT F

New Escalate Warrant

(See attached)

EXHIBIT G

Comerica Procurement Resolutions

(See attached)

Exhibit D-1 — Form of Warrant

See attached.

EXECUTION VERSION

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

Company:	ACCOLADE, INC., a Delaware corporation
Number of Shares:	217,712 Shares
Class of Stock:	Common Stock, $0.0001 value per share (“Common Stock”)
Initial Exercise Price:	$0.001 per share
Issue Date:	January 30, 2017
Expiration Date:	January 30, 2027 (Subject to Article 4.1)

THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, ESCALATE CAPITAL PARTNERS SBIC III, LP, or its assigns (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of Common Stock (the “Shares”) of ACCOLADE, INC., a Delaware corporation (the “Company”), at the Initial Exercise Price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

1.1                               Exercise of Warrant.

1.1.1                     Exercisability. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, on or before the Expiration Date set forth above, in the manner set forth in this Article 1.

1.2                               Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise or Exchange in substantially the form attached as Appendix 1 to the principal office of the Company. Unless this Warrant is exchanged pursuant to Articles 1.3, 1.7 1.8 or 4.1, Holder shall also deliver to the Company payment by wire, check or cash for the aggregate Warrant Price for the Shares being purchased.

1.3                               Exchange Right. In lieu of exercising this Warrant as specified in Article 1.2, Holder may from time to time exchange this Warrant, in whole or in part, for a number of Shares determined by dividing (a) the aggregate Fair Market Value of the Shares or other securities otherwise issuable upon exercise of this Warrant (at the date of such calculation) minus the aggregate Warrant Price of such Shares (at the date of calculation) by (b) the Fair Market Value of one Share (at the date of calculation). The fair market value of the Shares shall be determined pursuant to Article 1.4.

1.4                               Fair Market Value. For purposes of this Warrant, “Fair Market Value” shall be determined as follows:

1.4.1                     If this Warrant is exchanged in connection with the closing of Company’s initial underwritten public offering of its securities to the general public (the “IPO”) pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and if the Company’s registration statement relating to such IPO has been declared effective by the Securities and Exchange Commission (the “SEC”), the Fair Market Value of the Shares shall be the initial price to the public of the Shares specified in the final prospectus with respect to such IPO.

1.4.2                     If the Common Stock is traded regularly on a national securities exchange, the Fair Market Value of the Shares shall be the average closing prices of the Common Stock reported on such exchange for the ten (10) business days immediately prior to the date Holder delivers its Notice of Exercise or Exchange to the Company.

1.4.3                     If this Warrant is exchanged in connection with a Sale Transaction (defined below), the Fair Market Value of the Shares shall be the price per share which each share of Common Stock is entitled to receive in such Sale Transaction multiplied by the number of Shares.

1.4.4                     In all other cases, the Board of Directors of the Company in its reasonable good faith judgment shall determine the fair market value of the Shares as of the close of business on the business day immediately prior to the date Holder delivers its Notice of Exercise or Exchange to the Company.

1.5                               Delivery of Certificate and New Warrant.

1.5.1                     Subject to Section 1.5.2 below, promptly after Holder exercises or exchanges this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or exchanged and has not expired, a new Warrant representing the Shares not so acquired or exchanged.

1.5.2                     As a condition to the Company’s obligation to issue the Shares and deliver Holder certificates for the Shares acquired, Holder shall execute and deliver to the Company a joinder to (a) the Company’s Investor Rights Agreement in effect at the time of such exercise or exchange; (b) the Company’s Registration Rights Agreement in effect at the time of such exercise or exchange; (c) the Company’s Right of First Refusal and Co-Sale Agreement as in effect at the time of such exercise or exchange and (d) any other agreement governing the rights and obligations of holders of Shares as in effect at the time of such exercise or exchange (collectively, the “Company’s Governing Documents”).

1.6                               Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss and indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and

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cancellation of this Warrant, the Company, at Holder’s expense, shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

1.7                               Treatment of Warrant Upon Sale Transaction.

1.7.1                     Sale Transaction. For the purpose of this Warrant, “Sale Transaction” shall have the meaning set forth in the Company’s Second Amended and Restated Certificate of Incorporation (as amended, restated, supplemented, or otherwise modified from time to time). The Company will provide Holder at least ten (10) business days’ prior notice of the estimated closing for any Sale Transaction.

1.7.2                     Assumption of Warrant. If upon the closing of any Sale Transaction the successor or surviving entity expressly assumes the obligations of the Company pursuant to this Warrant, then from and after the closing of such Sale Transaction, this Warrant shall be exercisable for the greatest amount of securities, cash and property to which such Holder would actually have been entitled as an equity holder upon the closing of such Sale Transaction if such Holder had exercised the rights represented by this Warrant immediately prior to the record date (if any) for, or, if no such record date has been determined by Board of Directors of the Company, the closing of, the Sale Transaction, subject to adjustments (subsequent to such closing) as nearly equivalent as possible to the adjustments provided for in Article 2. The Warrant Price shall be adjusted accordingly; provided, however, nothing in this Section 1.7.2 shall require, nor shall the closing of a Sale Transaction be conditioned upon, such successor or surviving entity assuming the obligations of the Company pursuant to this Warrant.

1.7.3                     Nonassumption. If upon the closing of any Sale Transaction Holder has not otherwise exercised or exchanged this Warrant in full, then Holder, by written notice to the Company received prior to the closing of such Sale Transaction, may elect (a) to deem this Warrant to have been automatically exchanged for Shares pursuant to Article 1.3 and thereafter Holder shall participate in the Sale Transaction as a holder of Shares on the same terms as other holders of the same class of securities of the Company or (b) require the successor or surviving entity or the Company, if the successor or surviving entity does not assume the obligations of this Warrant pursuant to Article 1.7.2, to purchase this Warrant upon the closing of the Sale Transaction, subject to the same terms as other holders of the same class of securities of the Company participating in the Sale Transaction as if the Warrant were exercised and the Holder held the Shares prior to the Sale Transaction, for an amount equal to the pro rata portion of the aggregate consideration Holder would have received in consideration for the Shares issued upon exercise of this Warrant in connection with the Sale Transaction had Holder exercised this Warrant immediately prior to the record date for determining such consideration to the security holders, minus the aggregate Warrant Price for such Shares. If, after Holder’s receipt of prior notice of a Sale Transaction provided in accordance with Section 1.7.1 above, Holder elects neither option (a) nor (b) set forth above, then this Warrant shall be deemed to have been atomically exercised by “cashless” exercise pursuant to Article 1.3. If this Warrant is automatically exchanged, then the Company shall provide Holder written notice of the automatic exchange as soon as reasonably practicable (but in no event later than three (3) business days after the exchange date) and Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

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1.8                               Treatment of Warrant Upon IPO. The Company will provide Holder at least five (5) business days’ prior notice of the estimated closing for any IPO. If Holder has not otherwise exercised or exchanged this Warrant in full immediately prior to the closing of an IPO, this Warrant shall be automatically exchanged for Shares pursuant to Article 1.3 (without any act on the part of Holder) and thereafter Holder shall participate in the IPO as a holder of Shares on the same terms as other holders of the same class of securities of the Company. If this Warrant is automatically exchanged, the Company shall notify Holder of the automatic exchange as soon as reasonably practicable, and Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

1.9                               Conditional Exercise, Exchange or Sale. The exercise, exchange or sale of this Warrant may at the election of the Holder be contingent upon the Company’s IPO or the closing of a Sale Transaction or other transaction involving the Company, in which case such exercise, exchange or sale shall be deemed to be effective immediately prior to or upon the commencement of the Company’s IPO or the closing of the Sale Transaction or other transaction involving the Company, as applicable.

1.10                        No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which Holder would otherwise be entitled, the Company shall make a cash payment equal to the Warrant Price multiplied by such fraction.

ARTICLE 2.                           ADJUSTMENTS TO THE SHARES.

2.1                               General; Number of Shares; Warrant Price. The number of Shares that the Holder shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of Shares that would otherwise (but for the provisions of this Article 2) be issuable upon such exercise, as designated by the Holder pursuant to Article 1, by a fraction (a) the numerator of which is the Initial Exercise Price and (b) the denominator of which is the Warrant Price in effect on the date of such exercise after giving effect to all adjustments and readjustments required by this Article 2.

2.2                               Stock Dividends, Splits, Etc. If the Company declares or pays after the Issue Date a dividend on its Common Stock payable in Common Stock or other securities or subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise or exchange of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.3                               Reclassification, Exchange or Substitution. Except as otherwise provided herein or as would cause the expiration of this Warrant pursuant to Article 1.7, upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or exchange of this Warrant, Holder shall be entitled to receive, upon exercise or exchange of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised or exchanged immediately before such reclassification, exchange, substitution, or other event and Holder had continued to hold such Shares until after such event. The Company or its successor

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shall promptly issue to Holder a new Warrant for such new securities or other property issuable upon exercise or exchange of this Warrant as a result of such reclassification, exchange, substitution, or other event that results in a change to the number and/or class of securities issuable upon exercise or exchange of this Warrant. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.4                               Adjustments for Combinations, Etc. If the outstanding Common Stock is combined or consolidated, by reclassification or otherwise, into a lesser number of shares, then the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.5                               No Impairment. The Company shall not, by amendment of its certificate of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. Notwithstanding the foregoing, no waiver or amendment to any provision of the Company’s certificate of incorporation, bylaws, or the Company’s Governing Documents shall be deemed to have impaired Holder’s rights if such amendments or waivers do not affect Holder in a manner materially and adversely different than such amendments or waivers generally affect the holders of Common Stock.

2.6                               Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer or other appropriate officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.                           REPRESENTATIONS AND COVENANTS.

3.1                               Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

3.1.1                     All Shares which may be issued upon the exercise or exchange of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.1.2                     The Company’s capitalization table attached to this Warrant as Schedule A is true and complete as of the Issue Date.

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3.2                               Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its preferred stock or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock or preferred stock; or (d) to enter into a Sale Transaction or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least ten (10) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock or preferred stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least ten (10) days prior written notice of the date when the same will take place (and specifying the date on which such holders will be entitled to exchange their common stock or preferred stock for securities or other property deliverable upon the occurrence of such event).

3.3                               Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiqués to all holders of Shares, (b) within 150 days after the end of each fiscal year of the Company, the annual audited financial statements of the Company (balance sheet and statements of income and cash flows for such year) certified by independent public accountants of recognized standing, and (c) within thirty (30) days after the end of each calendar month, the Company’s monthly, unaudited financial statements (balance sheet and statements of income and cash flows for such month). Furthermore, the Company shall deliver to Holder (x) within thirty (30) days of the last day of each fiscal quarter, a detailed fully diluted capitalization table for the Company as of the end of the such fiscal quarter, (y) within thirty (30) days after any amendment, revision, alteration or other modification of the Company’s Certificate of Incorporation, bylaws, or other applicable formation and governing documents, a copy thereof; and (z) as soon as available, but in any event within thirty (30) days after the Company receives copies of any 409A valuation reports or other documents that value any compensation, equity award, bonus, benefit plan or any other arrangement that could be deemed deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended. In handling any confidential information of the Company, Holder and all employees and agents of Holder shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Warrant except that disclosure of such information may be made (i) to prospective transferees or purchasers of any interest in the Transaction Documents, provided that they have entered into a comparable confidentiality agreement in favor of the Company and have delivered a copy to the Company, (ii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iii) as may be required in connection with the examination, audit or similar investigation of Holder, and (iv) as Holder may determine in connection with the enforcement of any remedies under the Transaction Documents. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Holder when disclosed to Holder, or becomes part of the public domain after disclosure to Holder through no fault of Holder; or (b) is disclosed to Holder by a third party, provided that Holder does not have actual knowledge that such third party is prohibited from disclosing such information.

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3.4                               Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise or exchange of this Warrant, the maximum number of Shares issuable upon exercise of this Warrant.

3.5                               No Stockholder Rights. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

3.6                               Representations and Warranties of Holder. The Holder hereby represents, warrants and covenants to the Company as follows:

3.6.1                     Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

3.6.2                     Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to request additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort) necessary to verify any information furnished to the Holder or to which the Holder has access.

3.6.3                     Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

3.6.4                     Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

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3.6.5                     Restrictions on Transfer. The Holder understands that this Warrant and the Shares issuable upon exercise or exchange hereof have not been registered under the Securities Act, in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or exchange hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless one or more exemptions from such registration and qualification are otherwise available. Holder acknowledges and agrees that the Shares issuable upon exercise or exchange hereof are subject to restrictions on transfer as set forth in the Company’s Governing Documents.

3.6.6                     Residency. The principal place of business of Holder is correctly set forth on the signature page hereto.

3.6.7                     No Broker or Finder. Holder has not engaged any brokers, finders or agents in connection with the Shares, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Shares.

3.6.8                     Tax Advisors. Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its representatives or agents, written or oral. Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

3.7                               Registration Rights. Subject to the Company’s Governing Documents, if at any time the Company shall determine to register for its own account or the account of others under the Securities Act excluding, however, its IPO (other than an Excluded Registration), then the Holder shall have the opportunity to register such number of its Shares as it may request in writing to the Company (a “Piggy-Back Registration”); provided, however, that all such registration rights with respect to shares shall cease and be of no further force and effect at such time as all such shares are first eligible for sale under Rule 144 based upon a cashless exchange of such shares under Article 1.3. “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Company’s Common Stock by its stockholders; or (iv) a registration in which the only shares being registered are shares issuable upon conversion of debt securities that are also being registered. The exact terms and conditions of such Piggy-Back Registration rights are set forth in Schedule B.

ARTICLE 4.                           MISCELLANEOUS.

4.1                               Term. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. If this Warrant has not been exercised

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prior to the Expiration Date and the Fair Market Value of a Share as of the Expiration Date (determined in accordance with Article 1.4) is greater than the Warrant Price, this Warrant shall be deemed to have been automatically exercised (without any act on the part of Holder) on the Expiration Date by “cashless” exercise pursuant to Article 1.3 unless Holder shall earlier provide written notice to the Company that Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, then the Company shall notify Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

4.2                               Legends. In addition to any other legends required by the Company’s Bylaws and Company Governing Documents, this Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

4.3                               Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

4.4                               Transfer Procedure.

4.4.1                     Subject to the provisions of Article 4.3, this Warrant may not be transferred or assigned in whole or in part other than in accordance with Section 9 of the Loan and Security Agreement, dated as of January 30, 2017, by and between Company and Holder (the “Loan Agreement”). The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns.

4.4.2                     Any transfer of this Warrant must be in compliance with all applicable federal and state securities laws, and the transferee must be an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Warrant, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, provided that this requirement shall not apply to transferees pursuant to Section 9(b) of the Loan Agreement.

4.4.3                     In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of Holder or its permitted assignee, and the Company shall not be required to

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issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

4.5                               Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Escalate Capital Partners SBIC III, LP
300 West Sixth Street, Suite 2230
Austin, Texas 78701
Attention: Tony Schell
Phone: 512.651.2105
Fax: 512.651.2101
Email: tony@escalatecapital.com

And to:	Escalate Capital Partners
Attention: Simon James
Email: simon@escalatecapital.com

with a copy (which shall not constitute	McGuireWoods LLP
notice) to:	2000 McKinney Avenue, Suite 1400
Dallas, Texas 75201
Attn: David McLean, Esq.
Phone: 214.932.6401
Fax: 214.932.6499
Email: dpmclean@mcguirewoods.com

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

Accolade, Inc.
660 W. Germantown Pike, Suite #500
Plymouth Meeting, PA 19462
Attn: Richard Eskew
Phone: 484-534-3548
Email: richard.eskew@accolade.com

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with a copy (which shall not constitute notice) to:	Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
Attn: Christopher S. Miller, Esq.
Phone: 610.640.7837
Fax: 267.200.0854
Email: millerc@pepperlaw.com

4.6                               Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7                               Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

4.8                               Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

4.9                               Counterparts. This Warrant may be executed in counterparts, including by facsimile or e-mail, all of which together shall constitute one and the same agreement.

[Signature page follows.]

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The Company has caused this Warrant to be duly executed and delivered as of the Issue Date specified above.

COMPANY:

ACCOLADE, INC.,
a Delaware corporation

By:	/s/ Rajeev Singh
Name:	Rajeev Singh
Title:	Chief executive Officer

ESCALATE CAPITAL PARTNERS SBIC III, LP,
a Delaware limited partnership

By:	Escalate SBIC Capital Management III, LLC,
its general partner

By:	/s/ William A. Schell
Name:	William A. Schell
Title:	Manager

Principal Place of Business:	300 West Sixth Street,
Suite 2230, Austin, Texas
78701

Authorized signatories under Corporate Resolutions to Borrow or an authorized signer(s) under a resolution covering Warrants must sign the Warrant.

APPENDIX 1

NOTICE OF EXERCISE OR EXCHANGE

Re: COMMON STOCK WARRANT of ACCOLADE, INC. issued as of January 30, 2017.

1.                                      The undersigned hereby elects to (check applicable blank below):

☐    purchase              Shares of the Common Stock of Accolade, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the Warrant Price of such Shares in full; or

☐    exchange the attached Warrant for Shares of the Common Stock of Accolade, Inc. in the manner specified in the Warrant. This exchange is exercised with respect to                of the Shares covered by the Warrant.

2.                                      Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Attn:

Or Registered Assignee

3.                                      The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

or Registered Assignee

(Signature)

(Date)

Schedule A

Capitalization

See attached.

Accolade, Inc.

Summary Capitalization Table

	Number of Shares														Dollars
												Outstanding
												Plus Issued	Unissued	Fully Diluted
							Total		Total	Issued	Issued	Options &	Options &	incl. Unissued	Total
	Series A-1	Series A-2	Series B	Series C	Series D	Series E	Preferred	Common	Outstanding	Options	Warrants	Warrants	Warrants	Options	Investment
Share Price	$0.56180	$0.77520	$0.83496	$2.32883	$3.42490274	$4.77239
Shares Issued:
Accretive	17,800,001	12,899,999	10,346,359	2,020,840	—	—	43,067,199		43,067,199			43,067,199		43,067,199	$33,345,005
Comcast			6,820,008	414,543	1,031,416	—	8,265,967	1,599,999	9,865,966		800,000	10,665,966		10,665,966	11,184,343
Oak Hill			2,095,905	103,188	197,192	—	2,396,285		2,396,285			2,396,285		2,396,285	2,665,670
Carrick					7,121,801	—	7,121,801		7,121,801			7,121,801		7,121,801	24,391,476
AmeriHealth, Inc.						3,143,079	3,143,079		3,143,079		97,788	3,240,867		3,240,867	14,999,999
McKesson Ventures, LLC						1,571,539	1,571,539		1,571,539		48,894	1,620,433		1,620,433	7,499,997
Medtronic, Inc.						2,095,386	2,095,386		2,095,386		65,192	2,160,578		2,160,578	9,999,999
Andreessen Horowitz						10,476,931	10,476,931		10,476,931		2,540,027	13,016,958		13,016,958	50,000,001
Madrona						1,047,693	1,047,693		1,047,693		254,003	1,301,696		1,301,696	5,000,000
Management, Board, Others (1)			1,031,409	467,230	408,964	1,634,393	3,541,996	12,187,889	15,729,885	32,818,083	614,654	49,162,622	11,157,427	60,320,049	18,421,750
Actual Totals	17,800,001	12,899,999	20,293,681	3,005,801	8,759,373	19,969,021	82,727,876	13,787,888	96,515,764	32,818,083	4,420,558	133,754,404	11,157,427	144,911,831	$177,508,240
New Escalate Warrant											217,712	217,712		217,712
New Comerica Warrants (2)											111,422	111,422		111,422
Less Forfeiture of Prior Warrants (1)											(99,872)	(99,872)		(99,872)
Pro Forma Totals	17,800,001	12,899,999	20,293,681	3,005,801	8,759,373	19,969,021	82,727,876	13,787,888	96,515,764	32,818,083	4,649,820	133,983,666	11,157,427	145,141,093	177,508,240

(1) Actual totals include issued warrants of 457,947 shares to Escalate Capital Partners SIBC III, LP (“Escalate”) and 30,581 shares to Comerica Bank N.A. (“Comerica”). The Forfeiture line includes the forfeiture of 93,756 Escalate shares, leaving 364,191 vested shares, and the forfeiture of 6,117 Comerica shares, leaving 24,464 vested shares.

(2) Includes a warrant to purchase 55,721 to be issued one year after closing date, subject to Comerica facility remaining in place, such number of shares estimated based on initial grant exercise price.

Schedule B

Piggy-Back Registration Rights

1.1                               Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders (“Initiating Holders”) other than the Holder) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give Holder notice of such registration. Upon the request of the Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 1.2, cause to be registered all of the securities that the Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.1 before the effective date of such registration, whether or not Holder has elected to include its securities in such registration. The expenses (other than selling expenses and fees and disbursements of Holder’s counsel) of such withdrawn registration shall be borne by the Company in accordance with Section 1.4.

1.2                               Underwriting Requirements.

(a)                                 If the Initiating Holders intend to distribute the registrable securities covered by their request by means of an underwriting, the Company shall include such information in the notice to the Holder. The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of Holder to include Holder’s securities in such registration shall be conditioned upon Holder’s participation in such underwriting and the inclusion of such Holder’s securities in the underwriting to the extent provided herein. If Holder proposes to distribute its securities through such underwriting, it shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise Holder, and the number of securities of Holder that may be included in the underwriting shall be in every respect subordinate, junior and after the number of registrable securities allocated to the Initiating Holders and their respective affiliates and transferees. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to Holder to the nearest 100 shares.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of Holder’s securities in such underwriting unless Holder accepts all of the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities requested by Holder to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Holder’s securities, (which may be no securities) that the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the securities requested by all stockholders with registration rights to be registered can be included in such offering, then the securities of the Holder that are included in such offering shall be in every respect subordinate, junior and after the number of registrable securities allocated to other registering Holders and their affiliates and transferees. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Holder to the nearest 100 shares.

1.3                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Schedule B with respect to the securities of the selling Holder that such Holder shall furnish to the Company such information regarding itself, the securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s securities.

1.4                               Expenses of Registration. All expenses (other than selling expenses, i.e., underwriting discounts and commissions, and fees and disbursements of counsel for the Holder, all of which shall be paid by the Holder) incurred in connection with registrations, filing or qualifications pursuant to this Schedule B, including all registration, filing, and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company shall be borne and paid by the Company. All Selling Expenses relating to the securities of the Holder included in the registration statement shall be borne and paid by the Holder.

1.5                               Delay of Registration. Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Schedule B.

1.6                               Indemnification. If any securities of Holder are included in a registration statement under this Section, the Company and the Holder will enter into customary indemnification and contribution agreements.

1.7                               Market-Stand Off. The right of Holder to include Holder’s securities in connection with an IPO shall be conditioned upon Holder entering into a “market stand-off” or “lock-up” agreement required by the Company or the underwriters managing any underwritten offering of the IPO.

1.8                               Limitation on Piggy-Back Registration Rights. The rights of Holder set forth in this Schedule B are subject to the terms and conditions of the Company’s Governing Documents and in the case of any inconsistency between the terms of this Schedule B and the Company’s Governing Documents, the Company’s Governing Documents shall control

[End of Schedule B]

Exhibit D-2 — Form of Second A&R Warrant

See attached.

EXECUTION VERSION

THIS SECOND AMENDED AND RESTATED WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

SECOND AMENDED AND RESTATED WARRANT TO PURCHASE COMMON STOCK

Company:	ACCOLADE, INC., a Delaware corporation
Number of Shares:	364,191 Shares
Class of Stock:	Common Stock, $0.0001 value per share (“Common Stock”)
Initial Exercise Price:	$0.001 per share
Issue Date:	December 1, 2014
Expiration Date:	November 20, 2022 (Subject to Article 4.1)

WHEREAS, the Company previously issued a Warrant exercisable for Common Stock of Accolade, Inc., a Delaware corporation (the “Company”), to Escalate Capital Partners SBIC III, LP, a Delaware limited partnership (“Escalate”), or its permitted assigns (together with Escalate, “Holder”) on December 1, 2014 (the “Original Warrant”);

WHEREAS, the Company and Holder previously executed the Amended and Restated Warrant on November 20, 2015, (the “Amended and Restated Warrant”) to amend and restate the Original Warrant;

WHEREAS, the Company and Holder have agreed to execute this Second Amended and Restated Warrant (the “Warrant”) to amend and restate the Amended and Restated Warrant; and

WHEREAS, this Warrant shall be given in amendment and restatement, but not in extinguishment or novation, of the Original Warrant or the Amended and Restated Warrant.

THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, Holder is entitled to purchase the number of fully paid and nonassessable shares of Common Stock (the “Shares”) of the Company, at the Initial Exercise Price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1.        EXERCISE.

1.1                               Exercise of Warrant.

1.1.1                     Exercisability. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, on or before the Expiration Date set forth above, in the manner set forth in this Article 1. As of January 30, 2017, 364,191 Shares are fully vested and exercisable.

1.2                               Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless this Warrant is exchanged pursuant to Articles 1.3, 1.7 1.8 or 4.1, Holder shall also deliver to the Company payment by wire, check or cash for the aggregate Warrant Price for the Shares being purchased.

1.3                               Exchange Right. In lieu of exercising this Warrant as specified in Article 1.2, Holder may from time to time exchange this Warrant, in whole or in part, for a number of Shares determined by dividing (a) the aggregate Fair Market Value of the Shares or other securities otherwise issuable upon exercise of this Warrant (at the date of such calculation) minus the aggregate Warrant Price of such Shares (at the date of calculation) by (b) the Fair Market Value of one Share (at the date of calculation). The fair market value of the Shares shall be determined pursuant to Article 1.4.

1.4                               Fair Market Value. For purposes of this Warrant, “Fair Market Value” shall be determined as follows:

1.4.1                     If this Warrant is exchanged in connection with the closing of Company’s initial underwritten public offering of its securities to the general public (the “IPO”) pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and if the Company’s registration statement relating to such IPO has been declared effective by the Securities and Exchange Commission (the “SEC”), the Fair Market Value of the Shares shall be the initial price to the public of the Shares specified in the final prospectus with respect to such IPO.

1.4.2                     If the Common Stock is traded regularly on a national securities exchange, the Fair Market Value of the Shares shall be the average closing prices of the Common Stock reported on such exchange for the ten (10) business days immediately prior to the date Holder delivers its Notice of Exercise to the Company.

1.4.3                     If this Warrant is exchanged in connection with a Sale Transaction, the Fair Market Value of the Shares shall be the price per share which each share of Common Stock is entitled to receive in such Sale Transaction multiplied by the number of Shares.

1.4.4                     In all other cases, the Board of Directors of the Company in its reasonable good faith judgment shall determine the fair market value of the Shares as of the close of business on the business day immediately prior to the date Holder delivers its Notice of Exercise to the Company.

1.5                               Delivery of Certificate and New Warrant.

1.5.1                     Subject to Section 1.5.2 below, promptly after Holder exercises or exchanges this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or exchanged and has not expired, a new Warrant representing the Shares not so acquired or exchanged.

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1.5.2                     As a condition to the Company’s obligation to issue the Shares and deliver Holder certificates for the Shares acquired, Holder shall execute and deliver to the Company a joinder to (a) the Company’s Investor Rights Agreement in effect at the time of such exercise or exchange; (b) the Company’s Registration Rights Agreement in effect at the time of such exercise or exchange; (c) the Company’s Right of First Refusal and Co-Sale Agreement as in effect at the time of such exercise or exchange and (d) any other agreement governing the rights and obligations of holders of Shares as in effect at the time of such exercise or exchange (collectively, the “Company’s Governing Documents”).

1.6                               Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss and indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at Holder’s expense, shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

1.7                               Treatment of Warrant Upon Sale Transaction.

1.7.1                     Sale Transaction. For the purpose of this Warrant, “Sale Transaction” shall have the meaning set forth in the Company’s Second Amended and Restated Certificate of Incorporation (as amended, restated, supplemented, or otherwise modified from time to time). The Company will provide Holder at least ten (10) business days’ prior notice of the estimated closing for any Sale Transaction.

1.7.2                     Assumption of Warrant. If upon the closing of any Sale Transaction the successor or surviving entity expressly assumes the obligations of the Company pursuant to this Warrant, then from and after the closing of such Sale Transaction, this Warrant shall be exercisable for the greatest amount of securities, cash and property to which such Holder would actually have been entitled as an equity holder upon the closing of such Sale Transaction if such Holder had exercised the rights represented by this Warrant immediately prior to the record date (if any) for, or, if no such record date has been determined by Board of Directors of the Company, the closing of, the Sale Transaction, subject to adjustments (subsequent to such closing) as nearly equivalent as possible to the adjustments provided for in Article 2. The Warrant Price shall be adjusted accordingly; provided, however, nothing in this Section 1.7.2 shall require, nor shall the closing of a Sale Transaction be conditioned upon, such successor or surviving entity assuming the obligations of the Company pursuant to this Warrant.

1.7.3                     Nonassumption. If upon the closing of any Sale Transaction Holder has not otherwise exercised or exchanged this Warrant in full, then Holder, by written notice to the Company received prior to the closing of such Sale Transaction, may elect (a) to deem this Warrant to have been automatically exchanged for Shares pursuant to Article 1.3 and thereafter Holder shall participate in the Sale Transaction as a holder of Shares on the same terms as other holders of the same class of securities of the Company or (b) require the successor or surviving entity or the Company, if the successor or surviving entity does not assume the obligations of this Warrant pursuant to Article 1.7.2, to purchase this Warrant upon the closing of the Sale Transaction, subject to the same terms as other holders of the same class of securities of the Company participating in the Sale Transaction as if the Warrant were exercised and the Holder

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held the Shares prior to the Sale Transaction, for an amount equal to the pro rata portion of the aggregate consideration Holder would have received in consideration for the Shares issued upon exercise of this Warrant in connection with the Sale Transaction had Holder exercised this Warrant immediately prior to the record date for determining such consideration to the security holders, minus the aggregate Warrant Price for such Shares. If, after Holder’s receipt of prior notice of a Sale Transaction provided in accordance with Section 1.7.1 above, Holder elects neither option (a) nor (b) set forth above, then this Warrant shall be deemed to have been atomically exercised by “cashless” exercise pursuant to Article 1.3. If this Warrant is automatically exchanged, then the Company shall provide Holder written notice of the automatic exchange as soon as reasonably practicable (but in no event later than three (3) business days after the exchange date) and Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

1.8                               Treatment of Warrant Upon IPO. The Company will provide Holder at least five (5) business days’ prior notice of the estimated closing for any IPO. If Holder has not otherwise exercised or exchanged this Warrant in full immediately prior to the closing of an IPO, this Warrant shall be automatically exchanged for Shares pursuant to Article 1.3 (without any act on the part of Holder) and thereafter Holder shall participate in the IPO as a holder of Shares on the same terms as other holders of the same class of securities of the Company. If this Warrant is automatically exchanged, the Company shall notify Holder of the automatic exchange as soon as reasonably practicable, and Holder shall surrender the Warrant to the Company in accordance with the terms hereof

1.9                               Conditional Exercise, Exchange or Sale. The exercise, exchange or sale of this Warrant may at the election of the Holder be contingent upon the Company’s IPO or the closing of a Sale Transaction or other transaction involving the Company, in which case such exercise, exchange or sale shall be deemed to be effective immediately prior to or upon the commencement of the Company’s IPO or the closing of the Sale Transaction or other transaction involving the Company, as applicable.

1.10                        No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which Holder would otherwise be entitled, the Company shall make a cash payment equal to the Warrant Price multiplied by such fraction

ARTICLE 2.                           ADJUSTMENTS TO THE SHARES.

2.1                               General; Number of Shares; Warrant Price. The number of Shares that the Holder shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of Shares that would otherwise (but for the provisions of this Article 2) be issuable upon such exercise, as designated by the Holder pursuant to Article 1, by a fraction (a) the numerator of which is the Initial Exercise Price and (b) the denominator of which is the Warrant Price in effect on the date of such exercise after giving effect to all adjustments and readjustments required by this Article 2.

2.2                               Stock Dividends, Splits, Etc. If the Company declares or pays after the Issue Date a dividend on its Common Stock payable in Common Stock or other securities or subdivides the

4

outstanding Common Stock into a greater amount of Common Stock, then upon exercise or exchange of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.3                               Reclassification, Exchange or Substitution. Except as otherwise provided herein or as would cause the expiration of this Warrant pursuant to Article 1.7, upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or exchange of this Warrant, Holder shall be entitled to receive, upon exercise or exchange of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised or exchanged immediately before such reclassification, exchange, substitution, or other event and Holder had continued to hold such Shares until after such event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property issuable upon exercise or exchange of this Warrant as a result of such reclassification, exchange, substitution, or other event that results in a change to the number and/or class of securities issuable upon exercise or exchange of this Warrant. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.4                               Adjustments for Combinations, Etc. If the outstanding Common Stock is combined or consolidated, by reclassification or otherwise, into a lesser number of shares, then the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.5                               No Impairment. The Company shall not, by amendment of its certificate of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. Notwithstanding the foregoing, no waiver or amendment to any provision of the Company’s certificate of incorporation, bylaws, or the Company’s Governing Documents shall be deemed to have impaired Holder’s rights if such amendments or waivers do not affect Holder in a manner materially and adversely different than such amendments or waivers generally effect the holders of Common Stock.

2.6                               Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer or other appropriate officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

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ARTICLE 3.                           REPRESENTATIONS AND COVENANTS.

3.1                               Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

3.1.1                     All Shares which may be issued upon the exercise or exchange of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.1.2                     The Company’s capitalization table attached to this Warrant as Schedule A is true and complete as of the Issue Date.

3.2                               Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its preferred stock or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock or preferred stock; or (d) to enter into a Sale Transaction or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least ten (10) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock or preferred stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least ten (10) days prior written notice of the date when the same will take place (and specifying the date on which such holders will be entitled to exchange their common stock or preferred stock for securities or other property deliverable upon the occurrence of such event).

3.3                               Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiqués to all holders of Shares, (b) within 150 days after the end of each fiscal year of the Company, the annual audited financial statements of the Company (balance sheet and statements of income and cash flows for such year) certified by independent public accountants of recognized standing, and (c) within thirty (30) days after the end of each calendar month, the Company’s monthly, unaudited financial statements (balance sheet and statements of income and cash flows for such month). Furthermore, the Company shall deliver to Holder (x) within thirty (30) days of the last day of each fiscal quarter, a detailed fully diluted capitalization table for the Company as of the end of the such fiscal quarter, (y) within thirty (30) days after any amendment, revision, alteration or other modification of the Company’s Certificate of Incorporation, bylaws, or other applicable formation and governing documents, a copy thereof; and (z) as soon as available, but in any event within thirty (30) days after the Company receives copies of any 409A valuation reports or other documents that value any compensation, equity award, bonus, benefit plan or any other arrangement that could be deemed deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended. In handling any confidential information of the Company, Holder and all employees and agents of Holder shall exercise the same degree of care that it exercises with respect to its

6

own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Warrant except that disclosure of such information may be made (i) to prospective transferees or purchasers of any interest in the Transaction Documents, provided that they have entered into a comparable confidentiality agreement in favor of the Company and have delivered a copy to the Company, (ii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iii) as may be required in connection with the examination, audit or similar investigation of Holder, and (iv) as Holder may determine in connection with the enforcement of any remedies under the Transaction Documents. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Holder when disclosed to Holder, or becomes part of the public domain after disclosure to Holder through no fault of Holder; or (b) is disclosed to Holder by a third party, provided that Holder does not have actual knowledge that such third party is prohibited from disclosing such information.

3.4                               Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise or exchange of this Warrant, the maximum number of Shares issuable upon exercise of this Warrant.

3.5                               No Stockholder Rights. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

3.6                               Representations and Warranties of Holder. The Holder hereby represents, warrants and covenants to the Company as follows:

3.6.1                     Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

3.6.2                     Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to request additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort) necessary to verify any information furnished to the Holder or to which the Holder has access.

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3.6.3       Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

3.6.4       Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

3.6.5       Restrictions on Transfer. The Holder understands that this Warrant and the Shares issuable upon exercise or exchange hereof have not been registered under the Securities Act, in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or exchange hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless one or more exemptions from such registration and qualification are otherwise available. Holder acknowledges and agrees that the Shares issuable upon exercise or exchange hereof are subject to restrictions on transfer as set forth in the Company’s Governing Documents.

3.6.6       Residency. The principal place of business of Holder is correctly set forth on the signature page hereto.

3.6.7       No Broker or Finder. Holder has not engaged any brokers, finders or agents in connection with the Shares, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Shares.

3.6.8       Tax Advisors. Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its representatives or agents, written or oral. Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

3.7          Registration Rights. Subject to the Company’s Governing Documents, if at any time the Company shall determine to register for its own account or the account of others under the Securities Act excluding, however, its IPO (other than an Excluded Registration), then the Holder shall have the opportunity to register such number of its Shares as it may request in writing to the Company (a “Piggy-Back Registration”); provided, however, that all such registration rights with respect to shares shall cease and be of no further force and effect at such

8

time as all such shares are first eligible for sale under Rule 144 based upon a cashless exchange of such shares under Article 1.3. “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Company’s Common Stock by its stockholders; or (iv) a registration in which the only shares being registered are shares issuable upon conversion of debt securities that are also being registered. The exact terms and conditions of such Piggy-Back Registration rights are set forth in Schedule B.

ARTICLE 4.         MISCELLANEOUS.

4.1          Term. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. If this Warrant has not been exercised prior to the Expiration Date and the Fair Market Value of a Share as of the Expiration Date (determined in accordance with Article 1.4) is greater than the Warrant Price, this Warrant shall be deemed to have been automatically exercised (without any act on the part of Holder) on the Expiration Date by “cashless” exercise pursuant to Article 1.3 unless Holder shall earlier provide written notice to the Company that Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

4.2          Legends. In addition to any other legends required by the Company’s Bylaws and Company Governing Documents, this Warrant and the Shares shall be imprinted with a legend in substantially the following form:

THIS SECOND AMENDED AND RESTATED WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

4.3          Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

4.4          Transfer Procedure.

4.4.1       Subject to the provisions of Article 4.3, this Warrant may not be transferred or assigned in whole or in part other than in accordance with Section 9 of the Loan and Security Agreement, dated as of January 30, 2017, by and between Company and Holder (the “Loan Agreement”). The terms and conditions of this Warrant shall inure to the benefit of,

9

and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns.

4.4.2       Any transfer of this Warrant must be in compliance with all applicable federal and state securities laws, and the transferee must be an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Warrant, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, provided that this requirement shall not apply to transferees pursuant to Section 9(b) of the Loan Agreement.

4.4.3       In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of Holder or its permitted assignee, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

4.5          Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Escalate Capital Partners SBIC III, LP 300 West Sixth Street, Suite 2230 Austin, Texas 78701 Attention: Tony Schell Phone: 512.651.2105 Fax: 512.651.2101 Email: tony@escalatecapital.com

And to:	Escalate Capital Partners Attention: Simon James Phone: 408.200.0097 Email: simon@escalatecapital.com

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with a copy (which shall not constitute notice) to:	McGuireWoods LLP 2000 McKinney Avenue, Suite 1400 Dallas, Texas 75201 Attn: David McLean, Esq. Phone: 214.932.6401 Fax: 214.273.7465 Email: dpmclean@mcguirewoods.com

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

Accolade, Inc. 660 W. Germantown Pike, Suite #500 Plymouth Meeting, PA 19462 Attn: Richard Eskew Phone: 484-534-3548 Email: richard.eskew@accolade.com

with a copy (which shall not constitute notice) to:	Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn, PA 19312-1183 Attn: Christopher S. Miller, Esq. Phone: 610.640.7837 Fax: 267.200.0854 Email: millerc@pepperlaw.com

4.6          Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7          Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles regarding conflicts of law.

4.8          Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

4.9          Counterparts. This Warrant may be executed in counterparts, including by facsimile or e-mail, all of which together shall constitute one and the same agreement.

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[Signature page follows.]

12

The Company has caused this Warrant to be duly executed and delivered as of the Issue Date specified above.

COMPANY:

ACCOLADE, INC.,
a Delaware corporation

By:
Name:
Title:

ESCALATE CAPITAL PARTNERS SBIC III, LP,
a Delaware limited partnership

By:	Escalate SBIC Capital Management III, LLC,
its general partner

By:
Name:
Title:

Authorized signatories under Corporate Resolutions to Borrow or an authorized signer(s) under a resolution covering Warrants must sign the Warrant.

APPENDIX 1

NOTICE OF EXERCISE

1.             The undersigned hereby elects to (check applicable blank below):

☐    purchase                Shares of the Common Stock of Accolade, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the Warrant Price of such Shares in full; or

☐    exchange the attached Warrant for Shares in the manner specified in the Warrant. This exchange is exercised with respect to                of the Shares covered by the Warrant.

2.             Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Attn:

Or Registered Assignee

3.             The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

or Registered Assignee

(Signature)

(Date)

Schedule A

Closing Capitalization

See attached.

Accolade, Inc.

Summary Capitalization Table

	Number of Shares														Dollars
												Outstanding
												Plus Issued	Unissued	Fully Diluted
							Total		Total	Issued	Issued	Options &	Options &	incl. Unissued	Total
	Series A-1	Series A-2	Series B	Series C	Series D	Series E	Preferred	Common	Outstanding	Options	Warrants	Warrants	Warrants	Options	Investment
Share Price	$0.56180	$0.77520	$0.83496	$2.32883	$3.42490274	$4.77239
Shares Issued:
Accretive	17,800,001	12,899,999	10,346,359	2,020,840	—	—	43,067,199		43,067,199			43,067,199		43,067,199	$33,345,005
Comcast			6,820,008	414,543	1,031,416	—	8,265,967	1,599,999	9,865,966		800,000	10,665,966		10,665,966	11,184,343
Oak Hill			2,095,905	103,188	197,192	—	2,396,285		2,396,285			2,396,285		2,396,285	2,665,670
Carrick					7,121,801	—	7,121,801		7,121,801			7,121,801		7,121,801	24,391,476
AmeriHealth, Inc.						3,143,079	3,143,079		3,143,079		97,788	3,240,867		3,240,867	14,999,999
McKesson Ventures, LLC						1,571,539	1,571,539		1,571,539		48,894	1,620,433		1,620,433	7,499,997
Medtronic, Inc.						2,095,386	2,095,386		2,095,386		65,192	2,160,578		2,160,578	9,999,999
Andreessen Horowitz						10,476,931	10,476,931		10,476,931		2,540,027	13,016,958		13,016,958	50,000,001
Madrona						1,047,693	1,047,693		1,047,693		254,003	1,301,696		1,301,696	5,000,000
Management, Board, Others (1)			1,031,409	467,230	408,964	1,634,393	3,541,996	12,187,889	15,729,885	32,818,083	614,654	49,162,622	11,157,427	60,320,049	18,421,750
Actual Totals	17,800,001	12,899,999	20,293,681	3,005,801	8,759,373	19,969,021	82,727,876	13,787,888	96,515,764	32,818,083	4,420,558	133,754,404	11,157,427	144,911,831	$177,508,240
New Escalate Warrant											217,712	217,712		217,712
New Comerica Warrants (2)											111,422	111,422		111,422
Less Forfeiture of Prior Warrants (1)											(99,872)	(99,872)		(99,872)
Pro Forma Totals	17,800,001	12,899,999	20,293,681	3,005,801	8,759,373	19,969,021	82,727,876	13,787,888	96,515,764	32,818,083	4,649,820	133,983,666	11,157,427	145,141,093	177,508,240

(1) Actual totals include issued warrants of 457,947 shares to Escalate Capital Partners SIBC III, LP (“Escalate”) and 30,581 shares to Comerica Bank N.A. (“Comerica”). The Forfeiture line includes the forfeiture of 93,756 Escalate shares, leaving 364,191 vested shares, and the forfeiture of 6,117 Comerica shares, leaving 24,464 vested shares.

(2) Includes a warrant to purchase 55,721 to be issued one year after closing date, subject to Comerica facility remaining in place, such number of shares estimated based on initial grant exercise price.

Schedule B

Piggy-Back Registration Rights

1.1          Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders (“Initiating Holders”) other than the Holder) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give Holder notice of such registration. Upon the request of the Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 1.2, cause to be registered all of the securities that the Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.1 before the effective date of such registration, whether or not Holder has elected to include its securities in such registration. The expenses (other than selling expenses and fees and disbursements of Holder’s counsel) of such withdrawn registration shall be borne by the Company in accordance with Section 1.4.

1.2          Underwriting Requirements.

(a)           If the Initiating Holders intend to distribute the registrable securities covered by their request by means of an underwriting, the Company shall include such information in the notice to the Holder. The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of Holder to include Holder’s securities in such registration shall be conditioned upon Holder’s participation in such underwriting and the inclusion of such Holder’s securities in the underwriting to the extent provided herein. If Holder proposes to distribute its securities through such underwriting, it shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise Holder, and the number of securities of Holder that may be included in the underwriting shall be in every respect subordinate, junior and after the number of registrable securities allocated to the Initiating Holders and their respective affiliates and transferees. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to Holder to the nearest 100 shares.

(b)           In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of Holder’s securities in such underwriting unless Holder accepts all of the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities requested by Holder to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Holder’s securities, (which may be no securities) that the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the securities requested by all stockholders with registration rights to be registered can be included in such offering, then the securities of the Holder that are included in such offering shall be in every respect subordinate, junior and after the number of registrable securities allocated to other registering Holders and their affiliates and transferees. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Holder to the nearest 100 shares.

1.3          Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Schedule B with respect to the securities of the selling Holder that such Holder shall furnish to the Company such information regarding itself, the securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s securities.

1.4          Expenses of Registration. All expenses (other than selling expenses, i.e., underwriting discounts and commissions, and fees and disbursements of counsel for the Holder, all of which shall be paid by the Holder) incurred in connection with registrations, filing or qualifications pursuant to this Schedule B, including all registration, filing, and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company shall be borne and paid by the Company. All Selling Expenses relating to the securities of the Holder included in the registration statement shall be borne and paid by the Holder.

1.5          Delay of Registration. Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Schedule B.

1.6          Indemnification. If any securities of Holder are included in a registration statement under this Section, the Company and the Holder will enter into customary indemnification and contribution agreements.

1.7          Market-Stand Off. The right of Holder to include Holder’s securities in connection with an IPO shall be conditioned upon Holder entering into a “market stand-off” or “lock-up” agreement required by the Company or the underwriters managing any underwritten offering of the IPO.

1.8          Limitation on Piggy-Back Registration Rights. The rights of Holder set forth in this Schedule B are subject to the terms and conditions of the Company’s Governing Documents and in the case of any inconsistency between the terms of this Schedule B and the Company’s Governing Documents, the Company’s Governing Documents shall control

[End of Schedule B]

Exhibit E — Form of Intellectual Property Security Agreement

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “Agreement”) is entered into as of January 30, 2017 by and between ACCOLADE, INC., a Delaware corporation (“Borrower”), and ESCALATE CAPITAL PARTNERS SBIC III, LP, a Delaware limited partnership (“Lender”).

RECITALS

Lender has agreed to make certain advances of money and to extend certain financial accommodations to Borrower under that certain Loan and Security Agreement by and between Lender and Borrower dated of even date herewith (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein are used as defined in the Loan Agreement. Pursuant to the terms of the Loan Agreement, Borrower has granted to Lender a security interest in its personal property.

NOW, THEREFORE, Borrower agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Borrower and Lender, Borrower grants to Lender a security interest in all of Borrower’s right, title and interest in, its Intellectual Property (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B, and C hereto) and all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof. Borrower represents and warrants that Schedules A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Borrower has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office or any other agency of any state or country responsible for the registration of any patent, trademark, copyright, or similar protection, as applicable. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

[Signature pages follows.]

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Borrower:	BORROWER:

660 W. Germantown Pike, Suite #500	ACCOLADE, INC.,
Plymouth Meeting, PA 19462	a Delaware corporation

By:
Name:
Title:

[Signature Page to Intellectual Property Security Agreement]

Address of Lender:	LENDER:

300 West Sixth Street, Suite 2230	ESCALATE CAPITAL PARTNERS SBIC III, LP,
Austin, Texas 78701	a Delaware limited partnership

	By:	Escalate SBIC Capital Management III, LLC,
its general partner

By:
	Name:	William A. Schell
	Title:	Manager

[Signature Page to Intellectual Property Security Agreement]

SCHEDULE A

Copyrights

None.

SCHEDULE B

Patents

None.

SCHEDULE C

Trademarks

	Registration/	Registration/
	Application	Application
Description	Number	Date
Accolade Service Mark	3551442	12/23/08

Accolade Health Assistant Service Mark	4,323,423	4/23/13

KonciergeMD Service Mark	4440782	11/26/13

[Design Only] Service Mark	3630331	6/2/09

Symbol Without Name Service Mark	Unregistered	N/A

Accolade Plus Symbol Service Mark	Unregistered	N/A

Exhibit F — Form of SBA Letter Agreement

January 30, 2017

ESCALATE CAPITAL PARTNERS SBIC III, LP

300 West Sixth Street, Suite 2230

Austin, Texas 78701

Attention: Tony Schell

Escalate Capital Partners

Email: simon@escalantecapital.com

Attention: Simon James

Dear Sir or Madam:

Pursuant to the Loan and Security Agreement (the “Loan Agreement”), dated as of the date hereof, by and between ACCOLADE, INC., a Delaware corporation (“Company”), and ESCALATE CAPITAL PARTNERS SBIC III, LP, a Delaware limited partnership (“Escalate”), (a) Escalate has agreed to make term loans available to the Company in the aggregate principal amount of up to $20,000,000, and (b) Escalate acquired from the Company warrants to purchase shares of Common Stock of the Company (the “Warrant”). This letter is being entered into in connection with the status of Escalate as a small business investment company (“SBIC”), as that term is defined under the Small Business Investment Act of 1958, as amended, and the rules and regulations promulgated thereunder (the “Act”). Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Loan Agreement.

In consideration of the mutual promises made herein and other good and valuable consideration set forth in the Loan Agreement, the Company hereby agrees as follows:

SECTION 1.                 Representations and Warranties of the Company. The Company represents and warrants that:

(a)                                 Company, together with its “affiliates” (as that term is defined in Title 13, Code of Federal Regulations, §121.103), is a “small business concern” as defined in the Act because it meets the small business size standards applicable to the SBIC program under Title 13, Code of Federal Regulations, § 121.301(c).

(b)                                 The Company has 785 employees and engages primarily in business operations that are classified under NAICS 541611.

(c)                                  The Company’s employer identification number is 01-0969591.

(d)                                 Company does not engage in any activities for which an SBIC is prohibited from providing funds by the Act, including Title 13, Code of Federal Regulations, § 107.720.

EXHIBIT F-1

(e)                                  The information regarding Company and its affiliates set forth in Part A of Small Business Administration (“SBA”) Form 1031 Portfolio Financing Report delivered at the Closing is accurate and complete.

(f)                                   The proceeds of the Advances and the Warrant (collectively, the “Proceeds”) will not be used substantially for a foreign operation.

SECTION 2.                            Covenants of the Company. The Company covenants and agrees with Escalate that:

(a)                                 The Company shall not engage in any activities, nor shall the Company use directly or indirectly any of the Proceeds for any purpose, for which an SBIC is prohibited from providing funds by the Act, including Title 13, Code of Federal Regulations, §107.720.

(b)                                 Company shall provide Escalate and the SBA reasonable access to the Company’s books and records for the purpose of verifying the use of the Proceeds and for all other purposes required by the SBA.

(c)                                  Promptly after the end of each Fiscal Year (but in any event prior to February 28 of each year) during which the Advances remain outstanding or Escalate shall own, directly or indirectly, the Warrant, the Company shall provide to Escalate a written assessment, in form and substance reasonably satisfactory to Escalate, of the economic impact of the financing described herein, specifying the full-time equivalent jobs created or retained, the impact of the financing on the Company’s business in terms of expanded revenue and taxes and other appropriate economic benefits, including, but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms,

(d)                                 Upon the request of Escalate, for so long as Escalate holds any interest in the Company, directly or indirectly, the Company will (i) provide to Escalate such financial statements and other information as Escalate may from time to time reasonably request for the purpose of assessing the Company’s financial condition and (ii) provide to Escalate all information relating to the Company as Escalate may from time to time reasonably request in order to prepare and file SBA Form 468 or as any Governmental Authority asserting jurisdiction over Escalate may reasonably request or require.

(e)                                  Company and each of its Subsidiaries will at all times comply with the non-discrimination requirements of Title 13, Code of Federal Regulations, Parts 112, 113 and 117 for so long as Escalate holds any interest in the Company, directly or indirectly.

SECTION 3.                            Eligible Investment. The Company represents and warrants as of the Closing Date and covenants for a period of one year thereafter as follows:

(a)                                 No Re-lender. Company’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair;

EXHIBIT F-2

(b)                                 No Passive Business. (i) All of the Proceeds will be used for the benefit of the Company in accordance with Section 5.11 of the Loan Agreement and (ii) Company is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments or royalties). Company’s employees are carrying on the majority of day-to-day operations of Company, and Company provides effective control and supervision, on a day-to-day basis, over persons employed under contract;

(c)                                  No Real Estate Business. Company is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. The Proceeds will not be used to acquire or refinance real property unless Company (i) is acquiring an existing property and will use at least 51% of the usable square footage for its business purposes; (ii) is building or renovating a building and will use at least 67% of the usable square footage for its business purposes; or (iii) occupies the subject property and uses at least 67% of the usable square footage for its business purposes;

(d)                                 No Project Finance. Company’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Company’s business does not require that a stream of cash payments be made to the business’ financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the financing provided under the Loan Agreement is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Company (e.g., motion pictures and electric generating plants);

(e)                                  No Farm Land Purchases. Company will not use the Proceeds to acquire farm land that is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber or wood, or is so taxed or zoned; and

(f)                                   No Foreign Investment. The Proceeds will not be used substantially for a foreign operation. On the Closing Date, and for a period of one year thereafter, Company and its Affiliates will not have more than 49% of its employees or tangible assets located outside the United States (unless Company can show, to Escalate’s satisfaction, that the Proceeds were used for a specific domestic purpose).

SECTION 4.                            Miscellaneous.

(a)                                 Transaction Document. This letter agreement shall constitute a “Transaction Document” under and as defined in the Loan Agreement.

(b)                                 Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this letter agreement.

(c)                                  Notices. All notices, requests and other communications to any party hereunder shall be in writing and to the addresses and in the manner set forth in the Loan Agreement.

(d)                                 Counterparts. This letter agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the

EXHIBIT F-3

same agreement. Facsimile or electronic signatures hereto shall be deemed to have the same force and effect as original signatures.

(e)                                  Benefits of Agreement. All of the terms and provisions of this letter agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)                                   Amendments and Waivers. No modification, amendment, supplement, or waiver of any provision of, or consent required by, this letter agreement, nor any consent to any departure from the terms hereof, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, supplement, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

SECTION 4.                            GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

[The remainder of this page is intentionally left blank.]

EXHIBIT F-4

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed as of the date first written above.

Very truly yours,

ACCOLADE, INC.,
a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

ESCALATE CAPITAL PARTNERS SBIC III, LP,
a Delaware limited partnership

By:	Escalate SBIC Capital Management III, LLC,
its general partner

By:
Name:	William A. Schell
Title:	Manager

[Signature Page to SBA Letter Agreement]

EXHIBIT F-5

Exhibit G-1 — SBA Form 480

See attached.

EXHIBIT G-1

Exhibit G-2 — SBA Form 652

See attached.

EXHIBIT G-2

Exhibit G-3 — SBA Form 1031

See attached.

EXHIBIT G-3

OMB No. 3245-0078 Expiration Date 10/31/2017 U.S. Small Business Administration Portfolio Financing Report

Name of Licensee Escalate Capital Partners SBIC III, LP			License Number 06/06-0347

Part A - Small Business Concern Data

1. Name of Small Business Accolade, Inc.			2. Employer Identification Number 01 - 0969591

3. Street Address 660 West Germantown Pike, Suite 500

4. City Plymouth Meeting	5. State PA	6. ZIP Code 19462	7. County Montgomery

8. Small Business FAX 610-834-5738		9. Contact Person for FAX Jeff Smith

10. Date Business Established 06/14/2010		11. Form of Business 1 1) Corporation 2) Partnership 3) Proprietor 4) LLC

12a. NAICS Code 541611 Industry Healthcare consulting

12b. Energy Saving Qualified Investment? ☐ If checked, was Energy Saving debenture used to finance investment? ☐

13. Percentage of Small Concern (if any) Owned by: American Indian or Alaska Native: % Asian: % Black or African American: % Hispanic or Latino: % Native Hawaiian or Other Pacific Islander: % White: %

14a. Percentage of Small Concern Owned by Women (if any) % 14b. Percentage Owned by Veterans (if any) %

15. CEO or President (may select one or more): Woman: American Indian or Alaska Native: Asian: X Black or African American: Hispanic or Latino: Native Hawaiian or Other Pacific Islander: White:

Part B - Prefinancing Information

16. Prefinancing Status: 2 (1) New Information (2) Previously Submitted (3) Acquired Business (4) New Business

17a. Stage of Company at Financing: Growth Stage 17b. Technology developed with SBIR/STTR funding:

18. Small Business Concern’s Pre-Money Valuation: $500,000,000

19. Fiscal Year End Immediately Prior to Date of Financing (Month/Day/Year) 12 /31 /2016

20. Gross Revenue for Prior Fiscal Year $ 90Million	21. After-Tax Profit or (Loss) for Prior Fiscal Year $ (41.1 Million)

22. Income Taxes for Prior Fiscal Year: Federal $.0 State $ 0.1 Million Local $ 0.1 Million

23. Net Worth $30.9Million	24. Number of Employees 785

Part C - Financing Information

25. a. Date of Financing 1 /30 /2017 b. Date of Disbursement 1 /30 /2017					26. Did Licensee lead this investment? Yes

27. Purpose of Financing (Percentage of Financing that will be used to support each category below. Percentages should total to 100%.)

a.	Working Capital or Inventory Purchase			100	f.	Acquisition of Machinery and Equipment
b.	Plant Modernization or Leasehold Improvement				g.	Land Acquisition or Dwelling Construction
c.	Acquisition of All or Part of an Existing Business				h.	Marketing Activities
d.	Consolidation of Obligations or Non-SBIC Debt Refunding				i.	Research and Development
e.	New Building or Plant Construction				j.	Other

28. Is this the first Financing of this Small Business by the Licensee? No

29. Financing Instruments and Applicable Amounts (for participations, include Licensee’s portion only):

	Instrument	Amount		Initial Interest Rate(s)		% Actual Ownership
	Loan Only	$				%
	Debt with Equity Features		$20,000,000	11.75%
	Equity Only	$				%
	Total Licensee Financing		$20,000,000

30. Total Size of Financing Round for Small Business Concern: $20,000,000

31. Comments:

SBA Form 1031 (3/14) Previous Editions Obsolete

Part D - Transmission Verification	Transmission Date	/	/

Use of Information: SBA Form 1031 is to be completed only by small business investment companies (SBICs) licensed by the Small Business Administration (SBA). This form contains Portfolio Concern financing and supplementary information that SBA uses to evaluate an SBIC’s investment activities and compliance with SBIC program requirements. SBA also pools information provided by individual SBICs to analyze the SBIC program as a whole and the impact of SBIC financings on the growth of small business.

Instructions for Submitting Completed Form: SBA Form 1031 must be completed and filed electronically in the SBIC-Web system. SBIC-Web requires an SBA-approved user account. Submit your account request to sbicwebsupport@sba.gov.

PLEASE NOTE: The estimated burden for completing this form is 12 minutes per response. You will not be required to respond to this information collection if a valid OMB approval number is not displayed. If you have questions or comments concerning this estimate or other aspects of this information collection, please contact the U.S. Small Business Administration, Chief, Administrative Information Branch, Washington, DC 20416 and/or SBA Desk Officer, Office of Management and Budget, New Executive Office Building, Room 10202, Washington, DC 20503.

PLEASE DO NOT SEND FORMS TO OMB.

Exhibit H— Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Note: Please send all required reporting via email to Larry Bradshaw at larry@escalatecapital.com with a copy to Tony Schell at tony@escalatecapital.com.

BORROWER:                  ACCOLADE, INC., a Delaware corporation (“Borrower”)

The undersigned authorized officer of Borrower hereby certifies, on behalf of the Borrower, that in accordance with the terms and conditions of the Loan and Security Agreement dated as of January 30, 2017 between Borrower and Escalate Capital Partners SBIC III, LP (“Lender”) (the “Agreement”):

(i)                                     Borrower is in compliance, in all material respects (without duplication of any materiality qualifiers set forth in such covenants) for the period ending [            ] with all required covenants, except as noted below.

Attached herewith are the required documents supporting the above certification. The authorized officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

EXHIBIT H-1

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANT	REQUIRED	COMPLIES
Monthly financial statements	Monthly within 30 days of month end	Yes	No
Annual (CPA Audited)	FYE within 180 days	Yes	No
A/R & A/P agings and deferred revenue report	Monthly within 30 days of month end	Yes	No
Annual Budget and projections	Within 30 days after FYE or 10 days after board approval	Yes	No
Minutes and board materials	Upon Lender’s request	Yes	No
IP report	Quarterly within 30 days of quarter end	Yes	No
Fully-diluted capitalization table	Quarterly within 30 days of quarter end or upon Lender’s request	Yes	No
409A reports	Within 30 days of Borrower’s receipt	Yes	No
Organizational document amendments	Within 30 days	Yes	No
Notice of legal actions >$250,000	Promptly upon receipt of notice	Yes	No

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
Minimum Liquidity (§ 5.13(a))			Yes	No

EXHIBIT H-2

Please attach any comments regarding covenant violations as additional pages.

ACCOLADE, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT H-3

Exhibit I— Form of Management Rights Agreement

January 30, 2017

ESCALATE CAPITAL PARTNERS SBIC III, LP

300 West Sixth Street

Suite 2230

Austin, Texas 78701-3902

Re:                             ESCALATE CAPITAL PARTNERS SBIC III, LP

Gentlemen:

This letter will confirm our agreement that pursuant to that certain Loan and Security Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), dated as of the date hereof, and effective as of the date you become (i) a lender (the “Loan Transaction”) to ACCOLADE, INC., a Delaware corporation, and its subsidiaries from time to time (collectively, the “Company”), and (ii) a holder pursuant to that certain Warrant to Purchase Common Stock issued as of the date hereof and that certain Second Amended and Restated Warrant to Purchase Common Stock issued December 1, 2014, each issued by Company in favor of ESCALATE CAPITAL PARTNERS SBIC III, LP, a Delaware limited partnership (the “Investor”) (collectively, the “Transaction”), the Investor shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights and other rights otherwise provided to the Investor in the Loan Transaction:

The Investor shall be entitled, at its sole expense, to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Investor regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans (the “Management Consulting Right”). Upon reasonable notice and at a scheduled meeting of the board of directors or such other time, if any, in each case as the board of directors may determine in its sole discretion, a representative of the Investor may address the board of directors with respect to the Investor’s concerns regarding significant business issues facing the Company (the “Board Consulting Right”). The Company shall not give a Management Consulting Right or Board Consulting Right to any other institutional investor in the Company without the consent and approval of the Investor.

The Investor may also examine the books and records of the Company and inspect its facilities and properties at reasonable times and intervals, during normal business hours and on reasonable advance notice to the Company, which the Company shall not unreasonably refuse. The Investor may also request information at reasonable times and intervals, during normal business hours and on reasonable advance notice concerning the general status of the Company’s financial condition and operations, including, but not limited to, other investments in the Company, and the Company shall cooperate in that regard, provided that access to (a) material subject to preservation under the attorney/client privilege and/or (b)

facilities or information of a highly confidential proprietary nature, the disclosure of which would be detrimental to the Company, need not be provided. If the Investor is not represented on the Company’s board of directors, then the Company shall, at the request of the Investor, give a representative of the Investor copies of all minutes and other board materials that the Company provides to its directors, including, but not limited to, copies of (i) consolidated balance sheets for the Company for each period such sheets are prepared, and (ii) consolidated statements of income and cash flows of the Company for each such period such statements are prepared within a reasonable period of time after such information is prepared as requested by the Investor, except that the representative may be excluded from access to any material or any portion thereof if the Company reasonably determines, that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information or for other similar reasons (including, without limitation, in the context of conflicts of interest). The Company shall provide Investor reasonable advance notice (of at least twenty (20) days) (“Notice Period”) with such information reasonably requested by the Investor in the event that any rights described in this paragraph are provided to any other institutional investor. The Company may not give any of the rights described in this paragraph to any other institutional investor without the consent of the Investor, unless the Investor, with the advice of counsel, reasonably determines during the Notice Period that the provision of any such rights described in this paragraph will not likely jeopardize its status as a Venture Capital Operating Company. The Investor shall notify the Company of its determination required by the directly preceding sentence during the Notice Period.

The Investor agrees, and any representative of the Investor will agree, to hold in confidence and trust and not disclose any confidential information provided to or learned by it in connection with its rights under this letter.

The rights described herein shall terminate and be of no further force or effect upon the earliest to occur of (a) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a firm-commitment underwritten offering of its securities to the public, (b) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of the Company in a different state or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor, or (c) (i) payment in full of all monetary obligations for borrowed money in the Loan Transaction, and (ii) Investor (or one or more of its affiliates) ceases to directly or indirectly retain an ownership interest in the Company, including with respect to that certain Warrant dated as of the date hereof, issued to Investor by the Company or any warrants issued upon the transfer or division of, or in substitution of such Warrant. The confidentiality provisions hereof will survive any such termination. This letter agreement supersedes and replaces the Management Rights Agreement entered into by the parties on December 1, 2014.

[Signature Page Follows]

Our signatures below indicate our assent to the terms of this letter as of the date set forth above.

Very truly yours,

ACCOLADE, INC.,
a Delaware corporation

By:
Name:	Rajeev Singh
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

ESCALATE CAPITAL PARTNERS SBIC III, LP,
a Delaware limited partnership

By:	Escalate SBIC Capital Management III, LLC,
its general partner

By:
Name:	William A. Schell
Title:	Manager